UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Iconix Brand Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ICONIX BRAND GROUP, INC.

1450 Broadway, 3rd Floor

New York, New York 10018

July 6, 2012

Dear Fellow Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Wednesday, August 15, 2012, at 10:00 A.M. local time, at the offices of Iconix Brand Group, Inc., 1450 Broadway, 4th Floor, New York, New York 10018.

The Notice of Annual Meeting and Proxy Statement, which follow, describe the business to be conducted at the meeting.

Your vote is very important. Whether or not you plan to attend the meeting in person, we will appreciate a prompt submission of your vote. We hope to see you at the meeting.

Cordially,

Neil Cole

Chairman of the Board,

President and

Chief Executive Officer

ICONIX BRAND GROUP, INC.

1450 Broadway, 3rd Floor

New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 15, 2012

To the Stockholders of ICONIX BRAND GROUP, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) will be held on Wednesday, August 15, 2012, at 10:00 A.M. local time, at the Company’s offices at 1450 Broadway, 4th Floor, New York, New York 10018, for the following purposes:

1.	To elect seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012;

3.	To approve, by non-binding advisory vote, the resolution approving named executive officer compensation;

4.	To approve the Company’s Amended and Restated 2009 Equity Incentive Plan;

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on June 18, 2012 are entitled to notice of and to vote at the Company’s Annual Meeting of Stockholders or any adjournments or postponements thereof.

PLEASE NOTE THAT ATTENDANCE AT THE ANNUAL MEETING WILL BE LIMITED TO STOCKHOLDERS OF ICONIX BRAND GROUP, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING EVIDENCE OF OWNERSHIP. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF ICONIX BRAND GROUP, INC. COMMON STOCK TO GAIN ADMISSION TO THE MEETING.

You may vote your shares via a toll-free telephone number or over the Internet. If you received a proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Whether or not you attend the meeting, it is important that your shares be represented and voted.

By Order of the Board of Directors,

Neil Cole

Chairman of the Board, President

and Chief Executive Officer

July 6, 2012

PROXY STATEMENT

ICONIX BRAND GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 15, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICONIX BRAND GROUP, INC. (the “Company”, “Iconix”, “we”, “us” or “our”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 15, 2012 at 10:00 AM local time, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2011 available to our stockholders electronically via the Internet instead of mailing a printed copy of these materials to each such stockholder. On or about July 6, 2012, we will mail to our stockholders a notice containing instructions on how to access this proxy statement and our annual report to stockholders and vote online (the “Notice”). If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report to stockholders. The Notice also instructs you on how you may submit your proxy over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Proxies duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy or by voting again at a later date on the internet or by telephone, by written notification of such revocation to the Secretary of the Company, or by personally withdrawing the proxy at the meeting and voting in person. Only the latest ballot or Internet or telephone proxy submitted by a stockholder prior to the Annual Meeting will be counted.

The address and telephone number of the principal executive offices of the Company are:

1450 Broadway, 3rd Floor

New York, New York 10018

Telephone No.: (212) 730-0030

IF YOUR SHARES ARE HELD IN STREET NAME THROUGH A BROKER, BANK, OR OTHER NOMINEE, YOU NEED TO CONTACT THE RECORD HOLDER OF YOUR SHARES REGARDING HOW TO REVOKE YOUR PROXY.

OUTSTANDING STOCK AND VOTING RIGHTS

Only stockholders of record at the close of business on June 18, 2012 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 68,540,567 shares of the Company’s common stock, $.001 par value per share (the “common stock”), the Company’s only class of voting securities. Each share of common stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

VOTING PROCEDURES

The directors will be elected by a majority of the votes “cast” (the number of shares voted “for” a director nominee must exceed the number of votes cast as “withheld” with respect to that nominee), provided a quorum is present. All other matters to be voted upon at the Annual Meeting will be decided by the affirmative vote of the holders of a majority of the shares cast “for” the matter, provided a quorum is present. A quorum is present if at least a majority of the shares of common stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be one or more employees of the Company’s transfer agent. In accordance with Delaware law, abstentions and “broker non-votes” (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote “against” a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by a proxy will be voted as instructed. Proxies may be revoked as noted above.

PROPOSAL I

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to hold office for a term expiring at the next Annual Meeting of Stockholders, which is expected to be held in 2013, or until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

At the Annual Meeting, proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. Each of the persons named below is presently a member of the Company’s Board of Directors and has indicated to the Board that he will be available to serve. The Board of Directors recommends that you vote “For” the nominees listed below.

When reviewing candidates to our Board of Directors (“Board”), the Corporate Governance/Nominating Committee of our Board (the “Governance/Nominating Committee”) and the Board consider the evolving needs of the Board and seek candidates that fill any current or anticipated future needs. The Governance/Nominating Committee and the Board also believe that all directors should possess the attributes described below under “Consideration of Director Nominees by the Board.” While the Governance/Nominating Committee does not have a formal policy with respect to diversity, the Board and the Governance/Nominating Committee believe that it is important that the Board members represent diverse viewpoints. In considering candidates for the Board, the Governance/Nominating Committee and the Board consider the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered. In addition to the qualities and skills of the directors that are referred to under “Consideration of Director Nominees by the Board”, certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole and what makes the individuals suitable to serve on our Board are described in the following paragraphs.

Name	Age	Position with the Company
Neil Cole	55	Chairman of the Board, President and Chief Executive Officer
Barry Emanuel	70	Director
Drew Cohen	43	Director
F. Peter Cuneo	68	Director
Mark Friedman	48	Director
James A. Marcum	52	Director
Laurence N. Charney	65	Director

Neil Cole has served as Chairman of our Board and as our Chief Executive Officer and President since February 1993. Prior to this, Mr. Cole served as Chairman of the Board, President and Treasurer of New Retail Concepts, Inc., a company he founded in 1986 from which we acquired the Candies trademark in 1993. For over 30 years Mr. Cole has acquired, developed, promoted and managed a substantial portfolio of brands. As Chairman, Chief Executive Officer and President, Mr. Cole marshaled our transition from a traditional apparel and footwear operating entity to a brand management company. Since the completion of the transition in 2005 and as a result of Mr. Cole’s leadership, our portfolio of brands has grown from two brands to over 25 brands with tremendous diversification in apparel, footwear, sportswear, fashion accessories, beauty and fragrance, home products, consumer electronics and character licensing. In 2001, Mr. Cole founded The Candie’s Foundation, a non-profit organization that works to educate America’s youth about the devastating consequences of teenage pregnancy and creates a national dialogue on the issue. Mr. Cole is a member of Governor Cuomo’s SAGE Commission, and serves as a director on the Board of Directors for The Candie’s Foundation, The Mount Sinai Children’s Center Foundation and Crutches 4 Kids. In April 2003, Mr. Cole, without admitting or denying the SEC’s allegations, consented to the entry by the SEC of an administrative order in which Mr. Cole agreed to cease and desist from violating or causing any violations or future violation of certain books and records and periodic reporting provisions and the anti-fraud provisions of the Securities Exchange Act of 1934. Mr. Cole also paid a $75,000 civil monetary fine. Mr. Cole received a Bachelor of Science degree in political science from the University of Florida in 1978 and his Juris Doctor from Hofstra law school in 1982. The Board believes that Mr. Cole’s global executive leadership skills, his significant experience as an executive in our industry, including as our Chief Executive Officer for more than the past 18 years, and his role in transforming our company from a manufacturing company to a leading brand management company make him uniquely qualified to sit on our Board and serve as its chairman.

Barry Emanuel has served on our Board since May 1993. For more than the past five years, Mr. Emanuel has served as president of Copen Associates, Inc., a textile manufacturer located in New York, New York. He received his Bachelor of Science degree from the University of Rhode Island in 1962. The Board believes that Mr. Emanuel’s more than 30 years of experience in the apparel industry, including his service as our director for almost 20 years, contributes valuable insight to our Board.

Drew Cohen has served on our Board since April 2004. Since 2007 he has been the President of Music Theatre International, which represents the dramatic performing rights of classic properties, such as “West Side Story” and “Fiddler on the Roof,” and licenses over 50,000 performances a year around the world. Before joining Music Theatre International in September 2002, Mr. Cohen was, from July 2001, the Director of Investments for Big Wave NV, an investment management company, and, prior to that, General Manager for GlassNote Records, an independent record company. Mr. Cohen received a Bachelor of Science degree from Tufts University in 1990, his Juris Doctor degree from Fordham Law School in 1993, and a Masters degree in business administration from Harvard Business School in 2001. The Board believes that Mr. Cohen’s legal and business background and experience as an executive in an industry heavily involved in the licensing business, make him well suited to serve on our Board.

F. Peter Cuneo has served on our Board since October 2006. From June 2004 through December 2009 Mr. Cuneo served as the Vice Chairman of the Board of Directors of Marvel Entertainment, Inc. (“Marvel Entertainment”), a publicly traded entertainment company active in motion pictures, television, publishing, licensing and toys, and prior thereto, he served as the President and Chief Executive Officer of Marvel Entertainment from July 1999 to December 2002. Mr. Cuneo has also served as the Chairman of Cuneo & Co., L.L.C., a private investment firm, since July 1997 and previously served on the Board of Directors of WaterPik Technologies, Inc., a New York Stock Exchange company engaged in designing, manufacturing and marketing health care products, swimming pool products and water-heating systems, prior to its sale in 2006. From October 2004 to December 2005, he served on the Board of Directors of Majesco Entertainment Company, a provider of video game products primarily for the family oriented, mass market consumer. Mr. Cuneo received a Bachelor of Science degree from Alfred University in 1967 and currently serves as the Chairman of the Alfred University Board of Trustees. Mr. Cuneo received a Masters degree in business administration from Harvard Business School in 1973. The Board believes that Mr. Cuneo’s extensive business and financial background and significant experience as an executive of Marvel Entertainment, an owner and licensor of iconic intellectual property, contributes important expertise to our Board.

Mark Friedman has served on our Board since October 2006. Mr. Friedman has been a Managing Director at Threadstone Partners LLC, an investment advisory and consulting firm since January 2012. Previously, Mr. Friedman was the Managing Partner of Trilea Partners LLC, an investment and consulting firm, from May 2006 through December 2011. Beginning in 1996, Mr. Friedman was with Merrill Lynch, serving in various capacities including, most recently, as group head of its U.S. equity research retail team where he specialized in analyzing and evaluating specialty retailers in the apparel, accessory and home goods segments. Prior thereto, he specialized in similar services for Lehman Brothers Inc. and Goldman, Sachs & Co. Mr. Friedman has been ranked on the Institutional Investor All-American Research Team as one of the top-rated sector analysts and received a Bachelor of Business Administration degree from the University of Michigan in 1986 and a Masters degree in business administration from The Wharton School, University of Pennsylvania in 1990. The Board believes that Mr. Friedman’s extensive business background and investment banking experience adds key experience and viewpoints to our Board.

James A. Marcum has served on our Board since October 2007. Since February 2010, he has been the Chief Executive Officer, President and a member of the board of Central Parking Corporation, a nationwide provider of professional parking management. From September 2008 to January 2010, Mr. Marcum served as Vice Chairman, Acting President and Chief Executive Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, home office products and entertainment software. Mr. Marcum has served as a member of the board of directors of Circuit City Stores, Inc. since June 2008. Circuit City Stores, Inc. filed for bankruptcy in November 2008. He is a limited partner of Tri-Artisan Capital Partners, LLC, a merchant banking firm, and served as an operating partner and operating executive of Tri-Artisan Capital Partners from 2004 until March 2008. From January 2005 to January 2006, he served in various capacities, including chief executive officer and director, of Ultimate Electronics, Inc., a consumer electronics retailer. Prior thereto, Mr. Marcum has served in various senior executive capacities for a variety of nationwide specialty retailers. He received a Bachelor of Science degree from Southern Connecticut State University in accounting and economics in 1980. The Board believes that Mr. Marcum’s contributions to the Board are well served by his extensive business background, his experience as a corporate executive of national retail establishments and his experience as a partner and executive of a merchant banking firm.

Laurence N. Charney has served on our Board since February 2011. From 1970 until his retirement in June 2007, Mr. Charney worked for Ernst & Young LLP, where over the course of his career, he served as audit partner, practice leader and senior advisor. Since his retirement from Ernst & Young, Mr. Charney has served as a business strategist and financial advisor to boards, senior management and investors of privately held businesses and small- to mid-cap public corporations across the consumer products, high tech/software, media/entertainment and non-profit sectors. Since April 2011, Mr. Charney has served as the audit committee chairperson on the board of Pacific Drilling SA, a New York Stock Exchange company that provides ultra-deepwater drilling services to the oil and natural gas industry. Since March 2012, Mr. Charney has served as the audit committee chairperson on the board of TG Therapeutics, Inc., a NASDAQ company that focuses on the acquisition, development, and commercialization of pharmaceutical products for the treatment of cancer and other therapeutic needs. Mr. Charney formerly served as an audit committee member on the board of Marvel Entertainment, Inc. from July 2007 through December 2009. Mr. Charney graduated with a Bachelor’s of business administration degree from Hofstra University and completed the Executive MBA in Business program at Columbia University. Mr. Charney maintains active membership with the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. The Board believes that Mr. Charney’s significant accounting and financial background contributes important expertise to our Board.

Board Independence

Our Board has determined that Messrs. Cohen, Cuneo, Emanuel, Friedman, Marcum and Charney are each an “independent director” under the Rules of The NASDAQ Stock Market LLC (“NASDAQ”).

Board Attendance at Stockholder Meetings

Members of the Board are encouraged to attend Annual Meetings of Stockholders. All seven of our Board members attended last year’s Annual Meeting of Stockholders.

Communications with the Board of Directors

Our Board of Directors, through its Governance/Nominating Committee, has established a process for stockholders to send communications to the Board. Stockholders may communicate with members of the Board individually or the Board as a group by writing to: The Board of Directors of Iconix Brand Group, Inc. c/o Corporate Secretary, 1450 Broadway, 3rd Floor, New York, NY 10018. Stockholders should identify their communication as being from a stockholder of the Company. The Corporate Secretary may require reasonable evidence that the communication or other submission is made by a stockholder of the Company before transmitting the communication to the Board.

Consideration of Director Nominees by the Board

Stockholders of the Company wishing to recommend director candidates to the Governance/Nominating Committee for election to our Board at our Annual Meeting of Stockholders must submit their recommendations in writing to the Governance/Nominating Committee, c/o Corporate Secretary, Iconix Brand Group, Inc., 1450 Broadway, 3rd Floor, New York, NY 10018.

The Governance/Nominating Committee will consider nominees recommended by the Company’s stockholders provided that the recommendation contains sufficient information for the Governance/Nominating Committee to assess the suitability of the candidate, including the candidate’s qualifications, name, age, business and residence addresses. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by the committee receive. The recommendations must also state the name and record address of the stockholder who is submitting the recommendation and the class and number of shares of the Company’s common stock beneficially owned by the stockholder. In addition, it must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASDAQ Marketplace Rule 5605(a)(2), or, alternatively, a statement that the recommended candidate would not be so barred. Each nomination is also required to set forth a representation that the stockholder making the nomination is a holder of record of capital stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated; a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder; such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors; and the consent of each nominee to serve as a director of the Company if so elected. A nomination which does not comply with the above requirements or that is not received by the deadline referred to below in “Deadline and Procedures for Submitting Director Nominations” will not be considered.

The qualities and skills sought in prospective members of the Board are determined by the Governance/Nominating Committee. The Governance/Nominating Committee generally requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the committee in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of our industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a director of the Company.

Deadline and Procedures for Submitting Director Nominations

A stockholder wishing to nominate a candidate for election to our Board of Directors at the Annual Meeting of Stockholders is required to give written notice containing the required information specified above addressed to the Governance/Nominating Committee, c/o Corporate Secretary, Iconix Brand Group, Inc., 1450 Broadway, 3rd Floor, New York, NY 10018 of his or her intention to make such a nomination. The notice of nomination and other required information must be received by our corporate Secretary in accordance with the dates set forth in the section below entitled “Stockholder Proposals for the 2013 Annual Meeting—Director Nominations, Proposal for Action and Other Business Brought Before the Annual Meeting.”

CORPORATE GOVERNANCE

Board Leadership Structure

Currently, the Board believes our current leadership structure, where our Chief Executive Officer also serves as our Chairman, provides the most efficient and effective leadership model by enhancing the Chairman and Chief Executive Officer’s ability to provide insight and direction of business strategies and plans to both the Board and management. The Board believes our business strategies are best served if the Chairman is also a member of our management team. The Board believes that a single person, acting in the capacities of Chairman and Chief Executive Officer, provides unified leadership and focus. We do not have a lead independent director; however, all of our Board committees are comprised of independent directors. We believe the independent nature of our Board committees, as well as the practice of our independent directors to meet in executive session without Mr. Cole and the other members of our management present, ensures that our Board maintains a level of independent oversight of management that is appropriate for our Company.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and potential conflicts of interest with related parties. The Governance/Nominating Committee manages risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports, or otherwise, about such risks.

Corporate Governance Policies

We have adopted a written code of business conduct that applies to our officers, directors and employees, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. In addition, we have established an ethics web site at www.ethicspoint.com. To assist individuals in upholding the code of conduct and to facilitate reporting, we have established an on-line anonymous and confidential reporting mechanism that is hosted at www.ethicspoint.com, and an anonymous and confidential telephone hotline at 800-963-5864. Copies of our code of business conduct are available, without charge, upon written request directed to our Corporate Secretary at Iconix Brand Group, Inc., 1450 Broadway, 3rd Floor, New York, NY 10018.

Committees of the Board of Directors

Our by-laws authorize our Board to appoint one or more committees, each consisting of one or more directors. Our Board currently has three standing committees: an Audit Committee, Governance/Nominating Committee and a Compensation Committee, each of which has adopted written charters and which are currently available on our website. We are not incorporating any of the information on our web site into this proxy statement. Each member of the Audit Committee, Governance/Nominating Committee and Compensation Committee is, and is required to be, an “independent director” under the Marketplace Rules of NASDAQ.

Audit Committee

Our Audit Committee’s responsibilities include:

•	appointing, replacing, overseeing and compensating the work of a firm to serve as the registered independent public accounting firm to audit our financial statements;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	considering the adequacy of our internal accounting controls and audit procedures; and

•	pre-approving (or, as permitted, approving) all audit and non-audit services to be performed by the independent registered public accounting firm.

The members of our Audit Committee are Messrs. Cuneo, Cohen, Marcum and Charney, and Mr. Cuneo currently serves as its chairperson. In addition to being an “independent director” under the Marketplace Rules of NASDAQ, each member of the Audit Committee is an independent director under applicable SEC rules under the Securities Exchange Act of 1934. Our Board of Directors has also determined that Mr. Cuneo is the “audit committee financial expert,” as that term is defined under applicable SEC rules and NASDAQ Marketplace Rules, serving on the audit committee.

Governance/Nominating Committee

Our Governance/Nominating Committee’s responsibilities include:

•	to assist the Board in defining and assessing qualifications for Board membership and to identify qualified individuals to serve as Directors;

•	to recommend Director nominees for each annual meeting of the stockholders and nominees for election to fill any vacancies on the Board;

•	to consider and recommend to the Board corporate governance principles applicable to the Company; and

•	to lead the Board in its self-evaluation and to establish criteria in such evaluation.

The members of our Governance/Nominating committee are Messrs. Cohen, Emanuel, Friedman and Marcum. Mr. Cohen currently serves as its chairperson.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	formulating, evaluating and approving compensation for our executive officers, including the chief executive officer;

•	overseeing and approving all compensation programs involving our stock and other equity securities;

•	reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) required under Item 402 of Regulation S-K promulgated by the SEC; and

•	assessing the risks associated with our compensation practices, policies and programs.

The members of our Compensation Committee are Messrs. Cuneo, Emanuel and Friedman. Mr. Friedman currently serves as its chairperson.

From time to time, management provides to the compensation committee proposals concerning total compensation for officers. The Committee considers recommendations from our president and chief executive officer regarding total compensation for such officers. The committee also approves grants of equity awards to employees.

Under its charter, the Compensation Committee may form and delegate authority to subcommittees or individuals, including, but not limited to, a subcommittee composed of one or more members of the Board or an executive to grant and administer stock, option and other equity awards under the Company’s equity incentive plans.

Meetings of the Board of Directors and its Committees during the Year Ended December 31, 2011

The Board of Directors held five meetings (including five executive sessions of the independent Board members) during the fiscal year ended December 31, 2011 (“FY 2011”), and it also took action by unanimous written consent in lieu of meetings. In addition, during FY 2011, the Audit Committee held four meetings, the Governance/Nominating Committee held one meeting and the Compensation Committee held one meeting. During FY 2011, each of the Company’s directors attended at least seventy-five percent of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings of all committees of the Board on which they served. Also, members of the Governance/Nominating Committee and the Compensation Committee met periodically during FY 2011 to address various matters and took action by unanimous written consent in lieu of meetings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% owners are required by certain SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by it, we believe that during 2011, there was compliance with the filing requirements applicable to its officers, directors and 10% common stockholders.

Director Compensation

The compensation committee determined that for each full year of service as a director of our company during 2011, each non-employee member of the Board would receive a cash payment of $50,000, payable 50% on or about each January 1 and 50% on or about each July 1, and a number of restricted shares of common stock with a fair market value of $100,000 on January 1, vesting 100% on July 1 of each year. In addition, the compensation committee determined that the audit committee chair would receive an annual stipend of $15,000, and the chairs of the compensation committee and nominating and governance committee would receive an annual stipend of $10,000, each payable each July 1.

The following table sets forth compensation information for 2011 for each person who served as a member of our Board of Directors at any time during 2011 who is not also an executive officer. An executive officer who serves on our Board does not receive additional compensation for serving on the Board. See Summary Compensation Table and Grants of Plan-Based Awards Table for disclosures related to our Chairman of the Board, President and Chief Executive Officer, Neil Cole.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Barry Emanuel	$50,000	$100,000	—	—	—	—	$150,000
Drew Cohen	60,000	100,000	—	—	—	—	160,000
F. Peter Cuneo	65,000	100,000	—	—	—	—	165,000
Mark Friedman	60,000	100,000	—	—	—	—	160,000
James A. Marcum	50,000	100,000	—	—	—	—	150,000
Laurence N. Charney(2)	43,750	337,500	—	—	—	—	381,250

(1)	Represents the aggregate grant date fair value. See Note 6 to Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for a discussion for the relevant assumptions used in calculating grant date fair value. At December 31, 2011 our non-employee directors owned the following unexercised options—Drew Cohen 50,000; Barry Emanuel—141,073.
(2)	Upon his appointment to our Board of Directors in February 2011, Mr. Charney received a pro-rata portion of the annual director compensation described above, as well as 11,754 shares of restricted stock with a grant date fair market value of $250,000. These shares vest ratably over three years.

Director Compensation for 2012. For 2012, each non-employee member of the Board will receive an annual cash payment of $50,000, payable 50% on or about January 1 and 50% on or about July 1, and each received an award on January 1, 2012 of a certain number of restricted shares of our common stock with a fair market value of $100,000 on January 1, 2012, all of which vests on July 1, 2012. In addition, the audit committee chair will receive an annual stipend of $15,000, and the chairs of the compensation committee and nominating and governance committee will receive an annual stipend of $10,000, each payable each July 1.

EXECUTIVE OFFICERS

All officers serve at the discretion of our Board of Directors. The Board elects our officers on an annual basis and our officers serve until their successors are duly elected and qualified.

In addition to Mr. Cole, our other executive officers their positions with us and certain other information with respect to these officers, as of the Record Date, are set forth below:

Name	Age	Position
Warren Clamen	47	Executive Vice President and Chief Financial Officer
Andrew Tarshis	46	Executive Vice President and General Counsel
Yehuda Shmidman	31	Chief Operating Officer
David Blumberg	53	Executive Vice President—Head of Strategic Development

Warren Clamen has served as our Executive Vice President and Chief Financial Officer since November 11, 2008. Prior to that, Mr. Clamen served as our Chief Financial Officer since joining our company in March 2005. From June 2000 until March 2005, Mr. Clamen served as Vice President of Finance for Columbia House, one of the world’s largest licensees of content for music and film, and from December 1998 to June 2000, he was Vice President of Finance of Marvel Entertainment, Inc., a then publicly traded entertainment company active in motion pictures, television, publishing, licensing and toys. Prior to that time, Mr. Clamen served as the director, international management for Biochem Pharma Inc., a biopharmaceutical company located in Montreal, Canada, and as a senior manager at Richter, Usher and Vineberg, an accounting firm also located in Montreal, Canada. Mr. Clamen is a certified public accountant and a chartered accountant. He received a Bachelor of Commerce degree in 1986 and a Graduate Diploma in public accounting in 1988, each from McGill University in Montreal.

Andrew Tarshis has served as our Executive Vice President and General Counsel since November 11, 2008. Prior to that, Mr. Tarshis served as our Senior Vice President and General Counsel since September 2006. From July 2005, when he joined our company in connection with our acquisition of the Joe Boxer brand, until September 2006, he served as our Senior Vice President, Business Affairs and Associate Counsel. Prior to joining our company, from May 2001 to July 2005, Mr. Tarshis served as Senior Vice President and General Counsel to Windsong Allegiance Group, LLC and, from December 1998 to May 2001, he served as a general attorney for Toys R Us, Inc. Mr. Tarshis received a Bachelor of Arts degree from the University of Michigan, Ann Arbor in 1988 and his Juris Doctor degree from the University of Connecticut School of Law in 1992.

Yehuda Shmidman has served as our Chief Operating Officer since July 2010. Prior to becoming our COO, Mr. Shmidman served as our Executive Vice President, Operations since August 2009 and has held various titles in our business development department since joining us in 2005. Prior to joining Iconix in 2005, Mr. Shmidman worked at a startup licensing agency in New York that launched several direct to retail brands, including Isaac Mizrahi at Target, “Merch” Vintage Rock at Kmart and Fieldcrest at Target. Mr. Shmidman received a Bachelor of Arts degree magna cum laude in Political Science from Yeshiva University in 2003.

David Blumberg has served as our Head of Strategic Development since February 2009 and has served as our Executive Vice President – Head of Strategic Development since August 2009. From November 2006 through January 2009, Mr. Blumberg served our company as a full-time consultant overseeing our merger and acquisition activities. Prior to joining our company as a consultant, during 2005 through October 2006, Mr. Blumberg worked as a consultant to LF Management Ltd., an affiliate of Li & Fung Limited/ LF USA. Prior to joining Li & Fung, from January 1997 to November 1999, Mr. Blumberg was president and managing director-investment banking of Wit Capital, Inc., an online investment bank. From 1981 to 1993, Mr. Blumberg was a managing director and senior vice president of Merrill Lynch Interfunding Inc. and Merrill Lynch Capital Markets- Investment Bank, respectively. Mr. Blumberg received a Bachelor of Science, cum laude in economics from Colgate University in 1981 and a Masters degree in business administration in corporate finance from New York University in 1987.

Executive Compensation

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis is to provide the information necessary for understanding the compensation philosophy, policies and decisions which are material to the compensation of our principal executive officer, our principal financial officer and our three other most highly compensated executive officers (we refer to these officers as our “named executive officers”) during 2011. This Compensation Discussion and Analysis will place in context the information contained in the tables and accompanying narratives that follow this discussion.

Philosophy and Objectives

Our compensation philosophy is to offer our named executive officers compensation that is fair, reasonable and competitive, and that meets our goals of attracting, retaining and motivating highly skilled management personnel so that we can be in a position to achieve our financial, operational and strategic objectives to create long-term value for our stockholders. We seek to deliver fair, reasonable and competitive compensation for our employees and executives, including our named executive officers, by structuring compensation around one fundamental goal: incentivizing our executives to build stockholder value over the short- and long-term. Our ability to attract, motivate and retain employees and executives with the requisite skills and experience to develop, expand and execute business opportunities for us is essential to our growth and success.

Our 2011 Compensation Program and Response to 2010 Advisory Say-on-Pay Vote

2011 Developments

•

With respect to last year’s Say-on-Pay vote, we considered such vote and altered our compensation program to include more performance-based compensation with a larger portion of our named executive officers’ compensation “at risk”;

•	In connection with last year’s Say-on-Pay vote, we engaged in significant stockholder outreach regarding our compensation practices;

•	our chief executive officer’s employment agreement amendment provides for a significant increase in performance-based compensation, putting 64% of his 2012 maximum contractual compensation “at risk”;

•

two other named executive officers’ employment agreements were amended during 2011, and half of the equity granted to such named executive officers was performance-based for periods ending after December 31, 2011; and

•

in the three employment agreement amendments entered into during 2011, a “clawback provision”, which is described in detail later in the section “Determination of Compensation of Named Executive Officers – Clawback, Security Ownership & Other Matters,” was included to address performance-based awards that vest prior to a restatement of our financial statements.

We engaged in stockholder outreach during 2011 to discuss with our larger stockholders, among other things, our compensation practices. In response to the Say-on-Pay vote by our stockholders in 2011 and as a result of our stockholder outreach, we have dramatically increased the percentage of awards that are performance-based for most of our named executive officers.

With respect to grants made in 2011 for future periods, our compensation program focused on three main measures of performance: EBITDA (as defined below) growth, diluted earnings per share growth and the achievement of Free Cash Flow (as defined below). Since 2005, we have exhibited significant growth and we believe that these performance criteria best reflect our operating performance. Additionally, we believe that these performance criteria reflect our growth opportunities in both the short-term and long-term. The following graphs display our performance from 2005 through 2011 for the metrics identified above:

(1)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. We believe EBITDA provides additional information for determining our ability to meet future debt service requirements, investing and capital expenditures. See exhibit A for a reconciliation of EBITDA to GAAP net income.
(2)	Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash income taxes, non-cash interest related to convertible debt, non-cash gains/losses from sale of trademarks, non-cash loss on marketable securities and re-measurement of investments, less capital expenditures. Free Cash Flow also excludes any changes in balance sheet items. We believe Free Cash Flow is useful in evaluating our financial condition because it is representative of cash flow from operations that is available for repaying debt, investing and capital expenditures. See exhibit A for a reconciliation of Free Cash Flow to GAAP net income.
(3)	Compounded annual growth rate, or “CAGR”.

Amendments in 2011 to the employment agreements of Messrs. Cole, Clamen and Tarshis provide for these executives to earn awards based on these performance criteria. These amended employment agreements, as compared to their previous compensation arrangements, provide for a greater percentage of these named executive officer’s compensation to be considered “at risk” as a result of being payable only upon the achievement of the performance criteria. For example, with respect to the year ending December 31, 2012, Mr. Cole’s percentage of performance-based compensation increased from 47% of his total contractual compensation package for 2012 under his employment agreement prior to the June 2011 amendment, to 64% of his total contractual compensation package pursuant to the June 2011 amendment. Further, pursuant to the June 2011 amendment, for the years 2013 through 2015, 79% of Mr. Cole’s total contractual compensation package is performance based. Beginning with the year ending December 31, 2012, 50% of Messrs. Clamen’s and Tarshis’ equity compensation is performance-based.

Forms of Compensation Paid to Named Executive Officers During 2011

During the last fiscal year, we provided our named executive officers with the following forms of compensation:

Base salary. Base salary represents amounts paid during the fiscal year to named executive officers as direct, guaranteed compensation under their employment agreements for their services to us.

Equity-based awards. Awards of restricted stock units, shares of restricted stock and stock options are made under our 2009 Equity Incentive Plan, which was approved by our stockholders in August 2009. Shares of restricted stock that were issued subject to a vesting schedule cannot be sold until and to the extent the shares have vested. In 2011, we awarded shares of restricted stock to each of our named executive officers. While we have not formally adopted any policies with respect to cash versus equity components in the mix of executive compensation, we feel that it is important to provide for a compensation mix that allows for acquisition of a meaningful level of equity ownership by our named executive officers in order to help align their interests with those of our stockholders. In 2011 Mr. Cole forfeited 78,779 2008 PSUs, valued at approximately $1.3 million at December 31, 2011, because certain performance measures were not met.

Cash bonuses. Messrs. Clamen, Tarshis and Shmidman received discretionary cash bonuses in 2011 covered by their employment agreements. Mr. Blumberg received a performance-based cash bonus in 2011 pursuant to his employment agreement. Mr. Cole received cash bonuses of (i) $3,000,000 upon the execution of an amendment to, and extension of, his current employment agreement and (ii) $1,725,000 based upon our achievement of certain 2011 performance goals. In May 2008, our stockholders adopted the Executive Incentive Bonus Plan discussed below.

Perquisites and other personal benefits. During 2011, our named executive officers received, to varying degrees, a limited amount of perquisites and other personal benefits that we paid on their behalf. These consisted of payments of life insurance premiums and car allowances.

Objectives of Our Compensation Program

The compensation paid to our named executive officers is generally structured into two broad categories: base salary and incentive compensation. Incentive compensation comes in several forms, such as equity-based awards under our various equity incentive and stock option plans, which include RSUs, PSUs and stock options, and cash payments. As part of our 2011 compensation program, we have tied more of our named executive officers’ compensation to the satisfaction of specified performance criteria than in previous years. As discussed above, four of our five named executive officers’ employment agreements now provide for the achievement of specified performance-based criteria in connection with a portion of their compensation. From time to time certain of our named executive officers also have received discretionary cash and stock bonuses not tied to specific pre-established performance criteria.

The compensation packages and structure for our chief executive officer, Mr. Neil Cole, our chief financial officer, Mr. Warren Clamen, and our executive vice president and general counsel, Mr. Andrew Tarshis, differ from that of our executive vice president, head of strategic development, Mr. David Blumberg. Each of these named executive officers plays a distinct role with related responsibilities within the Company, and each of their compensation packages are meant to acknowledge these differences. As Mr. Cole makes executive decisions that influence our direction and growth initiatives, his total compensation is intended to be strongly aligned with objective financial measures, including an annual bonus determined by performance criteria set forth in his employment agreement. Messrs. Clamen and Tarshis are charged with implementing the goals set by Mr. Cole, and, therefore, an appropriate portion of their compensation is performance-based pursuant to their amended employment agreements, which include objective financial measures. As Mr. Blumberg is responsible for overseeing our merger and acquisition activities that influence our growth, a portion of his total compensation is performance-based and tied to our consummation of acquisitions that meet specified objective financial measures as set forth in his employment agreement. Mr. Blumberg is entitled to receive stock and cash bonuses when acquisitions are consummated. We believe that this mix of compensation provides both short- and long- term incentives for Mr. Blumberg. The cash bonus is a short-term incentive while the stock options create an incentive to identify acquisitions that are expected to add value to the Company in the long-term, which could increase the spread between the exercise price of such option and our stock price when such option is exercised at a later date. Additionally, we entered into a new employment agreement in March 2012 with Mr. Blumberg, which contains similar performance-based criteria as described above. Mr. Shmidman, who became our chief operating officer in 2010, is still subject to the terms of his employment agreement that we entered into in 2009, prior to his becoming a named executive officer. We believe, however, that Mr. Shmidman is properly incentivized through grants of restricted stock that vest over time, which align Mr. Shmidman’s interests with that of the Company.

Our overall compensation program with respect to our named executive officers is designed to achieve the following objectives:

•	to attract, retain and motivate highly qualified executives through both short-term and long-term incentives that reward company and individual performance;

•	to emphasize equity-based compensation to more closely align the interests of executives with those of our stockholders;

•	to support and encourage our financial growth and development;

•	to motivate our named executive officers to continually provide excellent performance throughout the year;

•	to ensure continuity of services of named executive officers so that they will contribute to, and be a part of, our long-term success;

•	to manage fixed compensation costs through the use of performance and equity-based compensation; and

•	to promote and sustain stability in the executive team.

Determination of Compensation for Named Executive Officers

Compensation of chief executive officer. During 2011, the compensation of Mr. Cole, our chairman, president and chief executive officer was primarily based on Mr. Cole’s employment agreement, which was amended effective as of June 17, 2011, to extend its term through 2015, among other things. The compensation committee began discussing the amendment of Mr. Cole’s employment arrangement with Mr. Cole in 2010. During the negotiation process, which involved numerous meetings, the compensation committee considered the need for new and creative retention and compensation arrangements that could reflect Mr. Cole’s contributions and secure a long-term commitment from him to remain with us. Securing capable leadership is among the highest priorities of the Board of Directors. The approval of the June 2011 amendment was a business judgment made by the compensation committee, with the input of other independent directors, based on their collective experience and the individual assessments of Mr. Cole’s past performance as our chief executive officer. Both the Board of Directors and the compensation committee believed (and continue to believe) that securing Mr. Cole’s continued service as our chief executive officer would best position the company for continued growth and the creation of long-term stockholder value.

In determining the salary, equity grants and other forms of compensation for Mr. Cole as provided for in the June 2011 amendment, the compensation committee engaged James F. Reda & Associates, a Division of Gallagher Benefits Services, Inc., or JFR, to provide advice and recommendations as to the parameters of Mr. Cole’s amended employment agreement. In connection with Mr. Cole’s amended employment agreement, JFR used a comparator group of 28 companies. The important factors JFR considered when determining the comparator group were the industry, nature of the business and the revenue size of public companies. These public companies included apparel, accessories & luxury goods, footwear and apparel retail, among others. The comparator group had sales in a range of $31 million—$19 billion. Based on the comparator group, JFR determined that our company is at the 99 th percentile for EBITDA margin and near the 80 th percentile in EPS growth. JFR concluded that Mr. Cole’s compensation package is reasonable in light of our company’s exceptional performance, and the fact that a significant portion of the compensation package is performance-based.

In determining Mr. Cole’s compensation and in consultation with JFR, the compensation committee took into consideration Mr. Cole’s contribution to our growth over the past several years under his leadership, his substantial experience and Mr. Cole’s performance in the industry in general and with us in particular. Our performance during Mr. Cole’s tenure as chief executive officer has been outstanding. Since the completion of our transition to our current business model, our equity market capitalization has increased from approximately $150.0 million at January 1, 2005, to approximately $1.2 billion as of December 31, 2011.

The compensation committee also considered the increased responsibilities of Mr. Cole as a result of our diversification and the substantial growth experienced by our company during his tenure. The compensation committee considered that under Mr. Cole’s leadership and direction from 2005 through 2011, our EBITDA grew from $16.7 million to $229.6 million and that during the same period, our Free Cash Flow grew from $13.0 million to $179.2 million. In addition, the compensation committee considered that our brands represented retail sales of approximately $12 billion in 2011. In light of these considerations and JFR’s analysis, the compensation committee approved Mr. Cole’s compensation package and employment agreement amendment. We believe that Mr. Cole’s compensation for 2011 as our principal executive officer reflects our performance during 2011 and his significant contributions to that performance, and aligns Mr. Cole’s interests with the Company and its stockholders.

Mr. Cole received an extension sign-on bonus of $3 million in connection with his amended employment agreement, which extended the term of Mr. Cole’s employment agreement until December 31, 2015. In consultation with JFR, the compensation committee determined that this bonus was appropriate for meeting our goal of promoting and sustaining stability in the executive team. The compensation committee considered Mr. Cole’s unique role as founding chief executive officer and our leader in our transition to a brand management company. Additionally, the compensation committee considered the expansion of our operations, both past and future, Mr. Cole’s leadership position in the industry and the possibility of other opportunities that may be available to Mr. Cole. The compensation committee also considered the potential negative impact on us, including our potential future expansion if we lost Mr. Cole’s services as our chief executive officer. The compensation committee believes that the sign-on bonus was an integral and necessary component of the amended employment agreement by which Mr. Cole will lead the company through December 2015. In light of these circumstances and its consultation with JFR, the compensation committee determined that the extension sign-on bonus was warranted.

In accordance with the rules of the Securities and Exchange Commission, the entire amount of Mr. Cole’s sign-on bonus, as well as the dollar amounts of stock awards and non-equity incentive plan compensation awarded to Mr. Cole in 2011, appear in the Summary Compensation Table below as part of Mr. Cole’s 2011 compensation. In evaluating the bonus and stock awards, the compensation committee considered, among other things, the annual cost of the award over that four-year term of the employment agreement. The compensation committee also reviewed Mr. Cole’s achievement of PSUs pursuant to his employment agreement prior to the June 2011 amendment. The compensation committee noted that to date Mr. Cole has earned approximately 50% of the maximum possible PSUs available under his employment agreement prior to the June 2011 amendment. The compensation committee believes that the PSUs granted under the June 2011 amendment contain performance measures that, if achieved, are indicative of superb performance by the Company.

See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” for further description of Mr. Cole’s employment agreement.

Overall compensation program. Compensation of our executive officers, including the named executive officers, has been determined by the Board of Directors pursuant to recommendations made by the chief executive officer and the compensation committee. The compensation committee is responsible for, among other things, reviewing and recommending approval of the compensation of our executive officers; administering our equity incentive and stock option plans; reviewing and making recommendations to the Board of Directors with respect to incentive compensation and equity incentive and stock option plans; evaluating our chief executive officer’s performance in light of corporate objectives; and setting our chief executive officer’s compensation based on the achievement of corporate objectives.

With respect to the named executive officers, their compensation is based upon what we believe is a competitive base salary in view of our business strategy and accelerated growth goals, as well as our assessment of the compensation practices of our competitors. In conjunction with our compensation committee, we have assessed our total compensation program, and its components, and believe that it operates well to serve our goals as well as the current, short- and long-term compensation needs of the executive officers. We have implemented a stockholder approved Executive Incentive Bonus Plan in conformity with Section 162(m) of the Internal Revenue Code of 1986 (“Internal Revenue Code” or “Code”) for our named executive officers and other senior executives. For 2011, Mr. Cole was the only named executive officer who was eligible to earn an award under the Executive Incentive Bonus Plan, and he received awards aggregating to $1,725,000 under the Executive Incentive Bonus Plan.

Compensation amounts for named executive officers are determined according to performance, the level of seniority and position of the named executive officer. Generally, relatively greater emphasis is typically placed on the equity-based components of compensation so as to put a greater portion of total pay based on Company and individual performance. In addition, in 2011, the compensation committee determined that awards under amendments to employment agreements would have a much larger percentage of performance-based equity awards than in any previous years. We believe the combination of a competitive base compensation, coupled with an opportunity to significantly enhance overall individual compensation if individual and Company performance warrant such enhancement, yields an attractive compensation program that facilitates our recruitment and retention of talented executive personnel. The total compensation amount for our named executive officers is also established relative to officers at levels above and below them, which we believe rewards them for increased levels of knowledge, experience and responsibility. The differences in how we compensate each of our named executive officers illustrates our commitment to rewarding performance, and, we believe, incentivizes each of our named executive officers.

Base salary. The base salary of each of our named executive officers is fixed pursuant to the terms of their respective employment agreements with us and, when a contract is up for, or otherwise considered for, renewal, upon a review of the executive’s abilities, experience and performance, as well as a review of salaries for executives in the marketplace for comparable positions at corporations which either compete with us in its business or of comparable size and scope of operations. Other than with respect to situations in which we have engaged a compensation consultant, the recommendations to the Board of Directors by the compensation committee with respect to base salary are based primarily on informal judgments reasonably believed to be in our best interests. In determining the base salaries of certain of our executives whose employment agreements were up for, or otherwise considered for, renewal, the compensation committee considered our performance and growth plans and such individual’s performance. Base salaries are used to compensate each named executive officer for day-to-day operations during the year, and to encourage them to perform at their highest levels. We also use our base salary as an incentive to attract top quality executives and other management employees from other companies. Moreover, base salary (and increases to base salary) are intended to recognize the overall experience, position within our company and expected contributions of each named executive officer to us.

The following were contractual increases in the base salaries of our named executive officers from 2010 to 2011 as set forth in the table below:

Named Executive Officer	2010 Base Salary	2011 Base Salary	Change in Base	Percentage of 2010 Base Salary
Neil Cole	$1,000,000	$1,000,000	$—	0%
Warren Clamen	400,000	450,000	50,000	13%
Andrew Tarshis	400,000	450,000	50,000	13%
Yehuda Shmidman	375,000	400,000	25,000	7%
David Blumberg	400,000	400,000	—	0%

Equity-based awards. During 2011 equity awards were made to our named executive officers pursuant to our 2009 Equity Incentive Plan which provides for awards in the form of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units including restricted stock units, and performance awards to eligible persons. The mix of cash and equity-based awards, as well as the types of equity-based awards, granted to our named executive officers varies from year to year. Consideration has been given to various factors, such as the relative merits of cash and equity as a device for retaining and motivating the named executive officers, individual performance, an individual’s pay relative to others, contractual commitments pursuant to employment or other agreements, and the value of already-outstanding grants of equity in determining the size and type of equity-based awards to each named executive officer. As of December 31, 2011, the number of shares remaining for issuance under the 2009 Equity Incentive Plan was 64,266. There are no shares remaining for issuance under any prior equity incentive plan.

In 2011, we continued to utilize restricted stock as the primary form of equity compensation for our named executive officers. As described above, we generally provide a substantial portion of named executive officer compensation in the form of equity awards because the compensation committee has determined that such awards serve to encourage our executives to create value for our company over the long-term, which aligns the interests of named executive officers with those of our stockholders.

Generally, we make three types of equity-based grants to our named executive officers:

•	initial grants when a named executive officer is hired;

•	annual performance based grants; and

•	retention grants, which are typically made in connection with new employment agreements or renewals.

An initial grant when an executive officer is hired or otherwise becomes a named executive officer serves to help us to recruit new executives and to reward existing officers upon promotion to higher levels of management. Because these initial grants are structured as an incentive for employment, the amount of these grants may vary from executive to executive depending on the particular circumstances of the named executive officer and are usually recommended by the chief executive officer and approved by the appropriate committee. Annual, time-vested grants of equity awards, as well as retention grants made in connection with renewals of employment agreements, are designed to compensate our named executive officers for their contributions to our long-term performance. Generally, restricted stock and stock option awards granted to named executive officers as either initial or annual performance grants vest in equal installments over the term of the agreement, or a period determined by the compensation committee, typically beginning on the first anniversary of the date of grant. As noted above, in the three employment agreement amendments in 2011, we have provided that at least half of such grants are performance-based.

Restricted stock grants for 2011 were as follows: Mr. Cole—204,918 restricted stock units, or RSUs, and 1,219,945 performance-based restricted stock units, or PSUs (each as described above), Mr. Clamen—62,229 RSUs and 57,648 performance-based PSUs (each as described above), Mr. Tarshis—83,735 RSUs and 76,864 performance-based PSUs (each as described above), Mr. Shmidman—9,162 shares of restricted stock, and Mr. Blumberg—35,826 shares of restricted stock. The aforementioned grants of RSUs and restricted stock to Messrs. Cole, Clamen, Tarshis and Shmidman have vesting periods ranging from one to four years; the PSUs vest upon certification of the compensation committee that the respective performance criteria have been met; the grant to Mr. Blumberg vested on the grant date. In addition, in 2011 Mr. Blumberg was granted options to purchase 30,000 shares of the Company’s common stock as a result of the Company’s consummation of two acquisitions that met certain specified performance criteria set forth in his employment agreement; these options vested immediately. For a discussion of the performance criteria relating to Messrs. Cole, Clamen, Tarshis and Blumberg’s equity awards, please see the description of their respective employment agreements following the Summary Compensation Table.

Cash bonuses. In May 2008 our stockholders approved the Executive Incentive Bonus Plan, sometimes referred to as the bonus plan. The purpose of the bonus plan is to promote the achievement of our short-term, targeted business objectives by providing competitive incentive reward opportunities to our executive officers who can significantly impact our performance towards those objectives. Further, the bonus plan enhances our ability to attract, develop and motivate individuals as members of a talented management team. The bonus plan is administered, and can be amended, by the compensation committee. All awards are paid in cash. Awards made under the bonus plan are subject to a participant achieving one or more performance goals established by the compensation committee. The performance goals may be based on our overall performance, and also may recognize business unit, team and/or individual performance. No payment will be made under the bonus plan unless the compensation committee certifies that at least the minimum objective performance measures have been met. Such performance measures may include specific or relative targeted amounts of, or changes in: EBITDA (as defined earlier); Free Cash Flow (as defined earlier); earnings per share; diluted earnings per share; revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; stockholder return; production or sales volumes; or certain other objective criteria. In 2011, our chairman, president and chief executive officer was the only named executive officer who was eligible to receive a bonus under the bonus plan, and only he received a bonus under the bonus plan.

The amount of any award under the bonus plan may vary based on the level of actual performance. The amount of any award for a given year is determined for each participant by multiplying the individual participant’s actual base salary in effect at the end of that year by a target percentage (from 0% to 200%), related to the attainment of one or more performance goals, determined by the compensation committee. In the event that an award contains more than one performance goal, participants in the bonus plan will be entitled to receive the portion of the target percentage allocated to the performance goal achieved. In the event that we do not achieve at least the minimum performance goals established, no award payment will be made.

Additionally, cash bonuses are also covered by employment agreements with our executive officers. Under his employment agreement, Mr. Cole, our chairman, president and chief executive officer received a sign-on cash bonus of $3,000,000 upon the execution of the June 2011 amendment to his employment agreement, which, among other things, extended the term of his employment through December 31, 2015. Further, Mr. Cole received two separate cash performance-based bonuses pursuant to his employment agreement and the Executive Bonus Plan which aggregated $1,725,000, the details for which are as follows: $1,225,000 based on our achievement of approximately $229.6 million of EBITDA, which represents 122.5% of the targeted EBITDA established by the Board of Directors; and $500,000 based on the our revenue growth of approximately 11%, which puts us in the upper 50 th percentile of companies compiled in the Standard & Poors Small Cap Retailing Index for 2011. Further, in 2011 Mr. Blumberg received cash payments aggregating $500,000 as a result of our consummation of two acquisitions that met certain specified performance criteria set forth in his employment agreement. Also in 2011, Messrs. Clamen, Tarshis and Shmidman received discretionary cash bonuses of $100,000, $150,000 and $200,000, respectively, under their respective employment agreements. These bonuses were based upon both the individual performance of the executives and our overall performance but were not tied to any specified performance criteria.

Post-termination compensation. We have entered into employment agreements with each of the named executive officers. Each of these agreements provide for certain payments and other benefits if the executive’s employment terminated under certain circumstances, including, in the event of a “change in control”. See “Executive Compensation—Narrative to Summary Compensation Table and Plan-Based Awards Table—Employment Agreements” and “Executive Compensation—Potential Payments Upon Termination or Change in Control” for a description of the severance and change in control benefits.

Perquisites. The perquisites provided to some or all of our executive officers are described below. Perquisites are generally provided, as applicable, in accordance with the executives’ employment agreements. Below is a list of perquisites, personal benefits and other items of compensation we provided to our named executive officers in 2011, the total amount of each such item paid to all named executive officers and an explanation as to why we chose to pay the item.

Perquisite, Other Benefit or Other Item of Compensation(1)	Aggregate Amount of This Perquisite Paid to All Named Executive Officers in 2011	Additional Explanation for Offering Certain Perquisites
Car allowances	$104,155	Serves to defray the cost of owning and operating an automobile often used for business purposes; prevents us from having to own and maintain a fleet of automobiles and is a taxable benefit for the named executive officer.

Life Insurance Premiums	$21,420	Reduces risk to the beneficiaries of executives in the event of the death of the executive.

(1)	Perquisites are generally granted as part of our executive recruitment and retention efforts.

Risk Management. The compensation committee has reviewed risks associated with our current compensation policies and believes that, for 2011, the compensation policies did not incentivize our named executive officers to take unnecessary risks.

Clawback, Security Ownership and Other matters. In 2010 and 2011 the compensation committee engaged JFR for advice in connection with the negotiation of the amendment to employment agreement for our chief executive officer, which amendment was entered into in June 2011, and is described above.

In addition to being subject to the clawback provisions of Sarbanes-Oxley, the 2011 amendments to the employment agreements of Messrs. Cole, Clamen and Tarshis include a clawback provision. The amendments provide that, if following the vesting of any PSUs, we restate our financial statements for the period utilized for determining such vesting, and the compensation committee determines in good faith that such PSUs would not have vested based on the restated financials, including the restatement’s impact on the stock price or market capitalization, if applicable, the compensation committee may require the executive officer to repay to us the value (determined as of the time of distribution) of any shares of common stock distributed to the executive officer with respect to such PSUs, reduced by any un-refundable taxes paid thereon by the executive officer. Although the amended employment agreements contain these provisions, our board of directors has not yet established a policy for the adjustment of any compensation award or payment if the relevant performance measures on which they are based are restated or adjusted. Upon the adoption of final rules regarding clawback policies under the Dodd-Frank Act, the board will undertake to implement a compliant clawback policy.

Although our board of directors has not established any security ownership guidelines for executive officers, we note that Mr. Cole has historically maintained his holdings of the Company’s common stock, and, in fact, for the years 2007-2011, has beneficially owned at least 3% of our common stock as reported in our proxy statements. At December 31, 2011, Mr. Cole held 1,717,979 shares of our common stock directly, with a value at that date of approximately $28.0 million, which is approximately 28 times Mr. Cole’s salary for 2011. These shares do not include shares issuable to Mr. Cole upon the exercise of stock options held by him.

Tax Deductibility and Accounting Ramifications

The compensation committee generally takes into account the various tax and accounting ramifications of compensation paid to our executives. When determining amounts of equity-based grants to executives the compensation committee also considers the accounting expense associated with the grants.

Our 2009 Equity Incentive Plan and our other plans are intended to allow us to make awards to executive officers that are deductible under the Section 162(m) of the Code, which otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers. The compensation committee will continue to seek ways to limit the impact of Section 162(m). However, the compensation committee also believes that the tax deduction limitation should not compromise our ability to maintain incentive programs that support the compensation objectives discussed above or compromise our ability to attract and retain executive officers. Achieving these objectives and maintaining flexibility in this regard may therefore result in compensation that is not deductible by us for federal income tax purposes.

Summary

In summary, we believe that our mix of salary, cash incentives for short-term and long-term performance and the potential for additional equity ownership in our company motivates our management to produce significant returns for our stockholders. Moreover, we also believe that our compensation program strikes an appropriate balance between our interests and needs in operating and further developing our business and suitable compensation levels that can lead to the enhancement of stockholder value.

Compensation Committee Interlocks and Insider Participation

None of the directors on our compensation committee, or who served as a member of our compensation committee at any time during 2011, is or was formerly an officer or employee of the Company or had any relationship or related person transaction requiring disclosure under the rules of the Securities and Exchange Commission. During 2011, none of our executive officers served on the board of directors or the compensation (or equivalent) committee of any other entity that has officers that serve on our Board of Directors or on our compensation committee. In addition, none of the members of our compensation committee were formerly, or during 2011, employed by us in the capacity as an officer or otherwise.

The members of our compensation committee are, and during 2011 were, Messrs. Cuneo, Emanuel and Friedman. Mr. Friedman currently serves as its chairperson.

Compensation Committee Report

The compensation committee of our Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis for 2011 appearing in this Report. Based on such reviews and discussions, the compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Report for filing with the SEC.

COMPENSATION COMMITTEE

Mark Friedman, Chairperson

Barry Emanuel

F. Peter Cuneo

SUMMARY COMPENSATION TABLE

The following table includes information for 2011, 2010 and 2009 with respect to our named executive officers.

Name and Principal Position	Year	Salary ($) (a)	Bonus ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)		Total ($) (h)
Neil Cole	2011	$1,000,000	$3,000,000	$31,646,207	$—	$1,725,000	$—	$53,575	(1)	$37,424,782
President and Chief	2010	$1,000,000	$2,300,000	$—	$—	$1,725,000	$—	$55,241	(1)	$5,080,241
Executive Officer	2009	$1,000,000	$—	$8,309,609	$—	$1,500,000	$—	$42,791	(1)	$10,852,400

Warren Clamen	2011	$406,818	$100,000	$1,894,009	$—	$—	$—	$18,000	(2)	$2,418,827
Executive Vice President and Chief Financial Officer	2010	$400,000	$100,000	$52,301	$—	$—	$—	$18,000	(2)	$570,301
	2009	$356,806	$100,000	$1,235,494	$—	$—	$—	$18,000	(2)	$1,710,369

Andrew Tarshis	2011	$406,818	$150,000	$2,542,002	$—	$—	$—	$18,000	(2)	$3,116,820
Executive Vice President and General Counsel	2010	$400,000	$100,000	$52,301	$—	$—	$—	$18,000	(2)	$570,301
	2009	$356,806	$100,000	$1,235,494	$—	$—	$—	$18,000	(2)	$1,710,369

Yehuda Shmidman(3)	2011	$378,125	$200,000	$200,000	$—	$—	$—	$18,000	(2)	$796,125
Chief Operating Officer	2010	$352,936	$—	$352,308	$—	$—	$—	$18,000	(2)	$723,244
	2009	$262,121	$216,667	$956,219	$—	$—	$—	$18,000	(2)	$1,453,007

David Blumberg(4)	2011	$400,000	$—	$583,606	$295,234	$500,000	$—	$18,000	(2)	$1,796,840
Executive Vice President, Head of Strategic Development	2010	$400,000	$—	$345,900	$109,530	$500,000	$—	$18,000	(2)	$1,373,430
	2009	$400,000	$—	$453,915	$220,465	$500,000	$—	$18,000	(2)	$1,592,380

(a)	Salary includes, as applicable, base salary, pro-rated salaries for changes made to base salary during the year, as defined in the employment agreements.
(b)	Bonuses are fixed incentive and/or percentage incentive, as provided for in the applicable employment agreements or discretionary, as determined by the compensation committee. In June 2011 Mr. Cole received a cash bonus of $3,000,000 in connection with the execution of an amendment to his employment agreement. Among other things, this amendment extends the term of his employment through December 31, 2015. In accordance with SEC rules, this bonus has been reflected in the table under the Bonus column for 2011. Further, in February 2011, the compensation committee awarded Mr. Cole a discretionary bonus of $2,300,000 based on our 2010 performance, which, in accordance with SEC rules, has been reflected in this table under the Bonus column for 2010. For 2011, Messrs. Clamen, Tarshis and Shmidman received discretionary cash bonuses of $100,000, $150,000 and $200,000, respectively, under their respective employment agreements. For 2010, Messrs. Clamen and Tarshis each received discretionary cash bonuses of $100,000 respectively, pursuant to their employment agreements. For 2009, Messrs. Clamen and Tarshis each received discretionary cash bonuses of $100,000, pursuant to their employment agreements or otherwise and Mr. Shmidman received a $150,000 cash bonus as specified under his employment agreement and an additional discretionary bonus of $66,667.
(c)	The amounts shown in this column represent the aggregate grant date fair value in 2011, 2010, and 2009 with respect to shares of restricted stock and stock options. See Note 6 to Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for a discussion for the relevant assumptions used in calculating grant date fair value.
(d)	Option awards include, as applicable, Iconix options and equity-based compensation instruments that have option-like features and amounts represent grant date fair value.
(e)

Non-equity incentive plan compensation represents the dollar value of all amounts earned during the fiscal year pursuant to non-equity incentive plans. For each of 2011 and 2010, Mr. Cole received cash performance based bonuses of $1,225,000 and $500,000 for a total of $1,725,000 in each 2011 and 2010, pursuant to his employment agreement and the Executive Incentive Bonus Plan. The performance targets for 2011 were as follows: $1,225,000 was earned for our achievement of approximately $229.6 million of EBITDA, which represents 122.5% of the targeted EBITDA established by the Board of Directors, and $500,000 based on the Company’s revenue growth of approximately 11%, which puts the Company in the upper 50 th percentile of companies compiled in the Standard & Poors Small Cap Retailing Index for 2011. The performance targets for 2010 were as follows: $1,225,000 was earned for our achievement of approximately $205.9 million of EBITDA, which represents 122.5% of the targeted EBITDA established by the Board of Directors, and $500,000 based on the Company’s revenue growth of approximately 43%, which puts it in the upper 50th percentile of companies compiled in the Standard & Poors Small Cap Retailing Index for 2011. For 2009, Mr. Cole received cash performance based bonuses of $1,000,000 and $500,000 for a total of $1,500,000, pursuant to his employment agreement and the Executive Bonus Plan. The performance targets for 2009 were as follows: $1,000,000 was earned for our achievement of approximately $163.1 million of EBITDA, which represents 100% of the targeted EBITDA established by the Board of Directors; $500,000 was earned for our achievement of 7% revenue growth, which puts us in the upper 50 th percentile of companies compiled in the Standard & Poors Small Cap Retailing Index for 2009. In accordance with SEC rules, the 2011, 2010 and 2009 performance-based bonuses paid to Mr. Cole have been reflected in this table under the Non-Equity Incentive Plan Compensation column. Mr. Blumberg received cash payments of $500,000 in each 2011, 2010 and 2009 for our consummation of the following: two acquisitions in 2011 each of which had a “value” (as defined in his employment agreement) of less than $30 million; an acquisition in 2010 that had a “value” of greater than $30 million; and the consummation of two acquisitions in 2009, each of which had a “value” of less than $30 million.
(f)	Change in pension value and non-qualified deferred compensation earnings represents the aggregate increase in actuarial value to the named executive officer of all defined benefit and actuarial plans accrued during the year and earnings on non-qualified deferred compensation. There were no defined benefit plans, actuarial plans, or non-qualified deferred compensation for 2011, 2010 or 2009.
(g)	All other compensation includes, as applicable, car allowances and life insurance premiums (see the list of perquisites above).
(h)	Total compensation represents all compensation from us earned by the named executive officer for the year.
(1)	Represents premiums paid by us on a life insurance policy for the benefit of the beneficiaries of Mr. Cole, as well as a car allowance.
(2)	Represents amounts paid by us for executives’ car allowances.
(3)	Mr. Shmidman currently serves as our chief operating officer. Prior to July 2010, Mr. Shmidman served as our executive vice president of operations since August 2009. Prior to August 2009, Mr. Shmidman served as our Senior Vice President.
(4)	Since February 2009 Mr. Blumberg has served as our Head of Strategic Development and he became an executive officer in August 2009 when he assumed the position of executive vice president-head of strategic development. Prior to February 2009, Mr. Blumberg served us as a full-time consultant overseeing our mergers and acquisitions activities.

We note that there is a significant increase in total compensation payable to Messrs. Cole, Clamen and Tarshis. We note that these named executive officers received grants in connection with their amended employment agreements. These awards are intended as long-term retention incentives for Messrs. Cole, Clamen and Tarshis. Their RSUs vest over a period of two to three years and their PSUs, if earned, vest over three to four years. Given the vesting schedule, these grants should be looked at in conjunction with the term over which they vest, as opposed to 2011 compensation.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) ($)	Closing Price of Common Stock Units on Date of Grant ($)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Neil Cole	6/17/11	—	—	—	1,219,945	1,219,945	—	204,918	—	—	$22.21	$31,646,207
Warren Clamen	4/7/11	—	—	—	—	—	—	4,581	—	—	$21.83	$100,003
	10/7/11	—	—	—	—	57,648	—	57,648	—	—	$15.56	$1,794,006
Andrew Tarshis	4/7/11	—	—	—	—	—	—	6,871	—	—	$21.83	$149,994
	10/7/11	—	—	—	—	76,864	—	76,864	—	—	$15.56	$2,392,008
Yehuda Shmidman	4/7/11	—	—	—	—	—	—	9,162	—	—	$21.83	$200,000
David Blumberg	4/26/11	—	—	—	—	—	—		15,000	$22.51	—	$132,628
	10/26/11	—	—	—	—	—	—		15,000	$18.36	—	$162,606
	12/31/11	—	—	—	—	—	—	35,826	—		$16.29	$583,606

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND PLAN-BASED AWARDS TABLE

Employment Agreements

The compensation committee determines the compensation, including related terms of employment agreements with us for those who have them, for each of the named executive officers.

Neil Cole

On January 28, 2008, we entered into an employment agreement, effective as of January 1, 2008, as amended on May 21, 2008, December 24, 2008 (referred to as the original employment agreement) and June 17, 2011 (referred to as the June 2011 amendment), with Neil Cole, chairman of the board, president and chief executive officer. This employment agreement, as amended through June 17, 2011, is referred to as the “employment agreement”. Pursuant to the June 2011 amendment, the current term of the employment agreement commenced on June 17, 2011, and will continue until December 31, 2015, unless further extended or earlier terminated as provided for in the employment agreement.

Consistent with our philosophy on executive compensation, Mr. Cole’s employment agreement reflects a substantial portion of his compensation in the form of long-term equity incentives, including performance stock incentives that vest upon the achievement of specific metrics defined in the agreement, particularly, growth in EBITDA, market capitalization and stock price as measured by targets to be established and certified by the compensation committee.

In connection with the negotiation with Mr. Cole of the employment agreement (including certain amendments thereto), the compensation committee retained James F. Reda & Associates LLC, referred to as JFR, as its outside compensation consulting firm to provide advice. In connection with the June 2011 amendment, assisting the compensation committee, JFR performed market research as to compensation levels in similarly capitalized companies in the industry, as well as companies that had achieved similar growth. As various aspects of our business, operations and management are unique, the compensation committee utilized the JFR research as one resource, rather than a stand-alone tool, in assessing the appropriate level of compensation and other terms under Mr. Cole’s employment agreement, including the June 2011 amendment. For a further discussion of JFR’s role and the compensation committee’s determinations related to the June 2011 amendment, please see the “Compensation Discussion and Analysis—Determination of Compensation for Named Executive Officers—Compensation of chief executive officer.”

Under his employment agreement, Mr. Cole was entitled to an annual base salary of $1,000,000 for the year ended December 31, 2011, and thereafter Mr. Cole’s annual base salary will be $1,500,000, with such increases (but not decreases) as may be determined by the Board from time to time. In connection with the June 2011 amendment, Mr. Cole received an extension signing bonus of $3,000,000, which was repayable in full under certain circumstances.

Pursuant to the terms of the original employment agreement Mr. Cole was granted 1,181,684 time-vested restricted common stock, or 2008 RSUs, and 787,789 performance-based restricted common stock units, or 2008 PSUs, under our 2006 Equity Incentive Plan and 2009 Equity Incentive Plan. The 2008 RSUs vest in five substantially equal annual installments commencing on December 31, 2008, subject to Mr. Cole’s continuous employment with us on the applicable vesting date, and the 2008 PSUs are subject to vesting based on our achievement of the following performance goals: 50% is tied to the achievement of EBITDA growth, 25% is tied to the achievement of market cap growth, and 25% is tied to the achievement of stock price growth. Both grants are subject to forfeiture or acceleration upon the termination of Mr. Cole’s employment under certain circumstances. In addition, Mr. Cole’s ability to sell or otherwise transfer the common stock underlying the 2008 RSUs and the 2008 PSUs while he is employed by us is subject to certain restrictions. Pursuant to the June 2011 amendment, the 2008 RSUs and 2008 PSUs provided for in the original employment agreement shall continue to vest in accordance with the terms of the original employment agreement.

The annual performance goals required for the portion of Mr. Cole’s 2008 PSUs to vest for the year ended December 31, 2011 were as follows: EBITDA of approximately $194.5 million, (for which Mr. Cole earned 78,779 2008 PSUs; market capitalization of approximately $1,899.4 million, (for which Mr. Cole earned no 2008 PSUs); and a stock price of $30.94 per share, (for which Mr. Cole earned no 2008 PSUs).

In addition, pursuant to the June 2011 amendment, Mr. Cole was granted time-vested restricted common stock units with a fair market value (as defined in the June 2011 amendment) of $4,500,000, referred to as the 2011 RSUs, and performance-based restricted common stock units with a fair market value (as defined in the June 2011 amendment) of $26,790,000, referred to as the 2011 PSUs. The 2011 RSUs will vest in three substantially equal annual installments commencing on December 31, 2013, subject to Mr. Cole’s continuous employment with us on the applicable vesting date. The 2011 PSUs will be subject to vesting based on our achievement of certain designated performance goals during the four fiscal years beginning with the fiscal year ending December 31, 2012. These goals are based on EBITDA (33 1/3 % of PSUs), diluted earnings per share excluding extraordinary items (33 1/3% of PSUs) and free cash flow (33 1/3% of PSUs). Both the 2011 RSUs and 2011 PSUs are subject to forfeiture upon the termination of Mr. Cole’s employment under certain circumstances. Both the 2011 RSUs and the 2011 PSUs are subject to the terms and conditions of the 2009 Equity Plan and the respective award agreements. The June 2011 amendment provides that the original employment agreement shall continue in full force and effect unamended, except to the extent amended by the June 2011 amendment.

On December 24, 2008, we entered into an agreement with Mr. Cole which amended his original employment agreement and the related 2008 RSU agreement to provide, among other things for the deferral of the issuance to Mr. Cole of the 1,181,684 shares of our common stock to which he is entitled to receive under the 2008 RSUs granted to him under the original employment agreement until the earlier of (i) the date Mr. Cole is no longer employed by either (a) us or (b) any corporation or other entity owning, directly or indirectly, 50% or more of our outstanding common stock, or in which we or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests or (ii) a change in control (as defined in the employment agreement). In consideration of Mr. Cole’s agreement to delay the distribution to him of such shares of our common stock to which he will be entitled to receive under the 2008 RSUs as noted above, the agreement also provided for the award to Mr. Cole of an annual cash bonus to be granted under our executive incentive bonus plan, in the amount equal to $0.5 million for each of the four completed calendar years commencing with the calendar year from January 1, 2009 through December 31, 2009, and ending with the calendar year from January 1, 2012 through December 31, 2012 if either of one of two performance measures specified in the agreement have been satisfied. The two performance measures are as follows: (a) if the percentage determined by dividing our EBITDA by our revenues for the calendar year in question places us in the top 50% of the companies contained in the Standard & Poors Small Cap Retailing Index at the end of that calendar year or (b) if our annual revenue percentage growth for the calendar year in question when compared to the immediately preceding calendar year places us in the top 50% of those companies contained in the Standard & Poors Small Cap Retailing Index at the end of that calendar year. The 2011 PSUs and 2011 RSUs granted pursuant to the June 2011 amendment are not subject to the provisions of the December 24, 2008 agreement.

Mr. Cole is also entitled to various benefits, including benefits available to our other senior executives and certain automobile, air travel and life insurance benefits pursuant to the employment agreement.

In addition to his salary and benefits, Mr. Cole is eligible to receive an additional annual cash bonus for each completed calendar year, including as a performance goal thereunder the targets specified in the employment agreement. This cash bonus shall not exceed 150% of Mr. Cole’s base salary for the year ended December 31, 2011 and shall not exceed 200% of his base salary for each fiscal year of the term of the employment agreement ending after December 31, 2011. The bonus shall be a percentage of the base salary determined based on the level of our consolidated earnings before interest, taxes, depreciation and amortization of fixed assets and intangible assets achieved for such year against a target level established for such year by the compensation committee of our board of directors, in the compensation committee’s sole discretion, but with prior consultation with Mr. Cole, as follows:

For the fiscal year ended December 31, 2011:

Annual Level of Targeted EBITDA Achieved	% of Base Salary
less than 80%	0%
80% (threshold)	50%
90%	75%
100% (target)	100%
105%	110%
110%	122.5%
115%	135%
120% or more (maximum)	150%

For fiscal years ending after December 31, 2011:

Annual Level of Targeted EBITDA Achieved	% of Base Salary
less than 80%	0%
80% (threshold)	50%
90%	75%
100% (target)	100%
105%	120%
110%	145%
115%	170%
120% or more (maximum)	200%

Mr. Cole’s annual bonus, if earned, will be paid in a lump sum cash payment in the calendar year following the calendar year for which such bonus is earned.

Under Mr. Cole’s employment agreement, if we terminate Mr. Cole’s employment for “cause” or if Mr. Cole terminates his employment without “good reason”, he will receive his earned and/or accrued but unpaid compensation, other than any bonus compensation, then due to him and shares of common stock in respect of any of his already vested 2008 RSUs, 2008 PSUs, 2011 RSUs and 2011 PSUs. If we terminate Mr. Cole’s employment without cause or if Mr. Cole terminates his employment for good reason, he will receive, in addition to the foregoing, an amount equal to two times his base salary then in effect plus any previously earned but unpaid annual bonus for a prior fiscal year and a pro-rata portion of the annual bonus for the year of termination. In addition, that portion of his 2008 PSUs and 2011 PSUs subject to vesting in the year of termination based on performance goals achieved as of the date of termination, and 75% of his unvested 2008 RSUs and 2011 RSUs, will vest. If his employment is terminated by us without cause or by him for good reason within 12 months of a change in control, the amount of his base salary-related payment will increase to three times, instead of two times, his base salary then in effect. On a change in control, that portion of his 2008 PSUs that would vest in the year of the change in control or in the future based on performance goals achieved as of the date of the change of control, and all of his unvested 2008 RSUs will vest. Additionally, upon a change in control any remaining unvested 2011 PSUs and 2011 RSUs shall vest immediately.

If Mr. Cole’s employment terminates as a result of his disability or death, he or his estate will be entitled to any previously earned and unpaid compensation then due to him plus any previously earned but unpaid annual bonus for the prior fiscal year and a pro-rata portion of the annual bonus for the year of such termination. In addition, in respect of termination as result of a disability, that portion of his 2008 PSUs and 2011 PSUs subject to vesting in the year of termination based on performance goals achieved as of the date of termination, and 50% of his unvested 2008 RSUs and 2011 RSUs, will vest. In respect of a termination as a result of death, that portion of Mr. Cole’s 2008 PSUs subject to vesting in the year of termination based on performance goals achieved as of the date of termination and 100% of the remaining unvested 2011 PSUs, 2008 RSUs and 2011 RSUs, shall vest.

The employment agreement with Mr. Cole also contains certain non-competition and non-solicitation covenants restricting certain activities for periods equal to the term of the agreement and any renewal period plus one and two years, respectively, after the agreement is terminated for any reason.

Warren Clamen and Andrew Tarshis

On October 7, 2011, we entered into amendments of the employment agreements dated November 11, 2008, with each of the following executive officers: (i) Andrew Tarshis (this employment agreement, as amended through October 7, 2011, is referred to as the Tarshis employment agreement) and (ii) Warren Clamen (this employment agreement, as amended through October 7, 2011, is referred to as the Clamen employment agreement and, together with the Tarshis employment agreement, the Clamen/Tarshis employment agreements, and each of Mr. Tarshis and Mr. Clamen are referred to in the description of the Clamen/Tarshis employment agreements below as an executive). The Clamen/Tarshis employment agreements provide for the employment of Mr. Tarshis as our executive vice president and general counsel through December 31, 2015 and Mr. Clamen as our executive vice president and chief financial officer through December 31, 2013.

Under the Clamen employment agreement, Mr. Clamen is entitled to an annual base salary of not less than $450,000 from November 11, 2011 through December 2012 and $475,000 during 2013. Under the Tarshis employment agreement, Mr. Tarshis is entitled to an annual base salary of not less than $450,000 from November 11, 2011 through December 2012 and $475,000, $500,000 and $525,000, during 2013, 2014 and 2015. In addition, each executive is entitled to participate in our executive bonus program and is eligible to receive bonuses of up to 100% of his base salary or such maximum amount available under any executive bonus program generally applicable to our senior executives.

Pursuant to the terms of the Clamen/Tarshis employment agreements, each executive received an award of 72,166 shares of our common stock in 2009 and 3,145 shares of our common stock in 2010. In 2011, Mr. Clamen and Mr. Tarshis received 4,581 shares and 6,871 shares, respectively, of our common stock. Each executive is also entitled to various benefits, including benefits available to our other senior executives and certain automobile, life insurance and medical benefits.

In addition, pursuant to the Clamen/Tarshis employment agreements, (i) Mr. Clamen was granted an award of 57,648 time-vested restricted common stock units (“RSUs”) of the Company’s common stock, which will vest in three equal annual installments on December 31 of 2012, 2013 and 2014, and an award of 57,648 performance-based restricted common stock units (“PSUs”) and (ii) Mr. Tarshis received an award of 76,864 RSUs of the Company’s common stock, which will vest in four equal annual installments on December 31 of 2012, 2013, 2014 and 2015, and an award of 76,864 PSUs. Under the Clamen/Tarshis employment agreements, the RSUs are subject to each executive’s continuous employment with the Company on the applicable vesting date, and are also subject to acceleration under certain circumstances. The PSUs will be subject to vesting based on the Company’s achievement of certain designated performance goals. Both the RSUs and PSUs are subject to forfeiture upon the termination of the executive’s employment under certain circumstances. Upon a change in control, any unvested PSUs and RSUs shall vest. Upon termination for death or disability, any unvested PSUs and RSUs shall vest. Upon termination by the Company for cause or the executive without good reason, unvested RSUs and PSUs shall be forfeited. Upon termination by the Company without cause or by the executive with good reason, that portion of the PSUs subject to vesting in the year of termination based on performance goals achieved as of the termination, and any unvested RSUs, shall vest. Additionally, if Mr. Clamen’s employment agreement is not renewed at the end of its term for at least a year, any remaining unvested PSUs and RSUs shall vest. The performance goals for the PSUs are related to the achievement of EBITDA growth, diluted earnings per share growth and Free Cash Flow.

Under the Clamen/Tarshis employment agreements, if the executive’s employment is terminated by us for “cause” or by the executive without “good reason” (as defined in the Clamen/Tarshis employment agreements), he will receive his earned and unpaid base salary through the date of termination and shares of common stock in respect of any of his already vested stock awards. If an executive’s employment is terminated by us without cause or by the executive for good reason, he will receive, in addition to the foregoing, an amount equal to his applicable base salary for the remaining term of the Clamen/Tarshis employment agreement plus any earned but unpaid annual bonus for a prior year (“prior year bonus”) and a pro-rata portion of any bonus for the year of termination (“pro rata bonus”). In addition, any unvested portion of his stock award will vest. If the employment of an executive is terminated by us without cause or by him for good reason within 12 months of a “change in control” (as defined in the Clamen/Tarshis employment agreements), in addition to the foregoing payments he will also receive an amount equal to $100 less than three times the executive’s “annualized includable compensation for the base period” (as defined in the Internal Revenue Code). If an executive’s employment terminates as a result of his disability or death, the executive or his estate will be entitled to any earned and unpaid base salary, plus any prior year bonus and pro rata bonus. In addition, any unvested portion of his stock award will vest.

The Clamen/Tarshis employment agreements also contain certain non-competition and non-solicitation covenants restricting certain activities for certain specified periods.

Yehuda Shmidman

On November 17, 2009 we entered into a new employment agreement with Yehuda Shmidman, herein referred to as the Shmidman employment agreement. The Shmidman employment agreement provides for the employment of Mr. Shmidman as our executive vice president of operations for a term of three years. In July 2010, Mr. Shmidman was promoted to chief operating officer.

Under the Shmidman employment agreement, Mr. Shmidman is entitled to an annual base salary of not less than $350,000, $375,000 and $400,000, during the first, second and third years of the term of his employment agreement. In addition, under the employment agreement Mr. Shmidman received a bonus of $150,000 in 2009 and commencing in 2010 he became eligible to participate in our executive bonus program and is eligible to receive bonuses of up to 100% of his base salary or such maximum amount available under any executive bonus program generally applicable to our senior executives.

Pursuant to the terms of the Shmidman employment agreement, Mr. Shmidman received an award of 74,788 shares of our common stock. The shares vest in three equal annual installments with the first installment vesting on November 16, 2010, subject to acceleration under certain circumstances set forth in the Shmidman employment agreement. Mr. Shmidman is also entitled to various benefits, including benefits available to our other senior executives and certain automobile, life insurance and medical benefits.

Under the Shmidman employment agreement, if Mr. Shmidman’s employment is terminated by us for “cause” or by himself without “good reason” (as defined in the Shmidman employment agreement), he will receive his earned and unpaid base salary through the date of termination and shares of common stock in respect of any of his already vested stock awards. If an Mr. Shmidman’s employment is terminated by us without cause or by Mr. Shmidman for good reason, he will receive, in addition to the foregoing, an amount equal to his applicable base salary for the remaining term of the Shmidman employment agreement plus any prior year bonus and a pro rata bonus. In addition, any unvested portion of his stock award will vest. If the employment of Mr. Shmidman is terminated by us without cause or by him for good reason within 12 months of a “change in control” (as defined in the Shmidman employment agreement), in addition to the foregoing payments he will also receive an amount equal to $100 less than three times the executive’s “annualized includable compensation for the base period” (as defined in the Internal Revenue Code). If Mr. Shmidman’s employment terminates as a result of his disability or death, he or his estate will be entitled to any earned and unpaid base salary, plus any prior year bonus and pro rata bonus. In addition, any unvested portion of his stock award will vest.

The Shmidman employment agreement also contains certain non-competition and non-solicitation covenants restricting such activities for certain specified periods.

The prior employment agreement between us and Mr. Shmidman covered periods prior to November 17, 2009, which was superseded by the Shmidman employment agreement. Pursuant to the prior employment agreement, in November 2006, we granted Mr. Shmidman 17,626 shares of our restricted common stock, which vested in three equal annual installments commencing on November 5, 2007.

David Blumberg

On February 26, 2009, we entered into an employment agreement with Mr. David Blumberg, effective as of January 1, 2009 (referred to as the employment agreement), that provided for the employment of Mr. Blumberg as our Head of Strategic Development for a three-year term. From November 2006 until the commencement of his employment with us in 2009, Mr. Blumberg provided consulting services to us.

Pursuant to the employment agreement, Mr. Blumberg was entitled to an annual base salary of not less than $400,000. In addition, Mr. Blumberg was entitled to payments after the closing by us or our subsidiaries of an “acquisition” (as defined in the employment agreement) in or of any entity, business, brand, trademark, service mark, patent, license, revenue stream or other asset during the term of the agreement and, under certain circumstances, for a 90 day period after termination of the agreement. Subject to an annual acquisition payment cap of 2.5 times his then current base salary (a current annual $1 million cap), Mr. Blumberg is to receive $500,000 for acquisitions that have a “value” (as defined in the employment agreement), of $30 million or more and $250,000 for acquisitions with a lesser “value”. Under Mr. Blumberg’s employment agreement, the value of an acquisition generally shall means the projected gross revenue stream to be derived by us from such acquisition during the first complete year following the closing of the acquisition, subject to certain adjustments such as deductions for operational and transaction expenses.

In addition, under the employment agreement Mr. Blumberg is also entitled to receive an award of up to 107,476 shares of our common stock, referred to as the award shares. For each acquisition that closes during a calendar year one sixth of the shares will vest at the end of such calendar year subject to an annual vesting cap specified in the employment agreement. On December 31, 2011, 2010 and 2009 a total of 35,826, 17,913 and 35,826, respectively, of the award shares were granted to Mr. Blumberg and vested. Mr. Blumberg is also entitled to various benefits, including benefits available to our other senior employees including an automobile allowance and certain life insurance and medical and dental benefits.

If Mr. Blumberg’s employment is terminated by us for “cause” or by him without “good reason” (each as defined in the employment agreement), he will receive his earned and unpaid base salary through the date of termination and shares of common stock in respect of any already vested stock awards, including award shares, or, if the award shares have not been granted, the vested portion of the alternate payment described below. In addition, subject to the acquisition cap, Mr. Blumberg will receive the acquisition payment for any acquisition that closes within 90 days of his termination. If his employment is terminated by us without cause or by him for good reason, he will receive, in addition to the foregoing, an amount equal to his base salary for the remaining agreement term plus any earned but unpaid annual bonus for a prior year or other completed period (the prior year bonus) and any unvested portion of his stock award will vest. In addition, subject to the acquisition cap, he will receive the acquisition payment for any acquisition that closes within 90 days of such termination. If his employment is terminated by us without cause or by him for good reason within 12 months of a “change in control” (as defined in the employment agreement), in addition to the foregoing payments he would have received had he been terminated without a change of control, he will also receive an amount equal to equal to $100 less than three (3) times the greater of (i) $400,000 or (ii) the average of the annual cash compensation received by him on or after January 1, 2009 in his capacity as an employee of the Company during the “base period” (as defined in Section 280G of the Internal Revenue Code) subject to an “excess parachute” payment limitation (as defined in Section 280G). Annual cash compensation includes base salary plus any acquisition payments and acquisition bonus payments paid to him. If Mr. Blumberg’s employment terminates as a result of his disability or death, he or his estate will be entitled to any earned and unpaid base salary, any prior year bonus, any unvested portion of his stock award (which will vest) and, subject to the acquisition cap, the acquisition payment for any acquisition that closes within 90 days of the date of death or disability.

On March 5, 2012, we entered into a new employment agreement with Mr. David Blumberg, effective as of January 1, 2012 (referred to as the new employment agreement), that provides for the employment of Mr. Blumberg as our Head of Strategic Development for a slightly greater than one-year term. The new employment agreement replaces the employment agreement and provides for the continued employment of Mr. Blumberg until January 31, 2013.

Under the new employment agreement, Mr. Blumberg is entitled to an annual base salary of not less than $400,000 and he will be eligible to receive cash bonuses based on the achievement of certain designated performance goals (for example, Mr. Blumberg will be eligible for a bonus if the aggregate value of acquisitions completed by the Company during the term of the new employment agreement exceeds $100 million). In addition, upon approval by the Company’s Board of Directors and stockholders of a new equity incentive plan or similar plan covering awards to employees, Mr. Blumberg will be granted an award of 37,800 performance-based restricted shares of the Company’s common stock, subject to vesting upon the closing of eligible acquisitions (as defined in the new employment agreement) during the term of the new employment agreement. (In the event that such a new equity plan is not approved during the term of Mr. Blumberg’s employment under the new employment agreement, Mr. Blumberg will be eligible to receive a cash payment in lieu of any vested restricted shares.) The new employment agreement provides for no other share-based awards. The other terms and conditions of the new employment agreement are materially consistent with the employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to outstanding equity-based awards at December 31, 2011 for our named executive officers.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exerciseable	Number of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Vesting Date of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)	(#)	(#)	($)		(#)			($)	(#)		($)
Neil Cole(1)	251,858	—	—	2.75	4/23/2012	236,337	(1)	12/31/2012	$3,849,930	352,913	(2)	$5,748,953
	15,000	—	—	4.41	5/22/2012	68,306		12/31/2013	1,112,705	341,530		5,563,524
	800,000	—	—	4.62	3/29/2015	68,306		12/31/2014	1,112,705	341,530		5,563,524
	200,000	—	—	10.00	12/28/2015	68,306		12/31/2015	1,112,705	341,530		5,563,524
	—	—	—	—	—	—		—	—	78,779		1,283,310
	—	—	—	—	—	—		—	—	78,779		1,283,310
	—	—	—	—	—	—		—	—	78,779		1,283,310
	—	—	—	—	—	—		—	—	78,779		1,283,310

Warren Clamen						2,291		4/7/2012	$37,320	19,216		$313,029
						2,290		4/7/2013	37,304	19,216		313,029
						19,216		12/31/2012	313,029	19,216		313,029
						19,216		12/31/2013	313,029	—		—
						19,216		12/31/2014	313,029	—		—

Andrew Tarshis						3,436		4/7/2012	$55,972	19,216		$313,029
						3,435		4/7/2013	55,956	19,216		313,029
						19,216		12/31/2012	313,029	19,216		313,029
						19,216		12/31/2013	313,029	19,216		313,029
						19,216		12/31/2014	313,029	—		—
						19,216		12/31/2015	313,029	—		—

Yehuda Shmidman						4,581		4/7/2012	74,624	—		—
						4,581		4/7/2013	74,624
						5,931		8/3/2012	96,616	—		—
						24,929		11/16/2012	406,093	—		—
						5,931		8/3/2013	96,616	—		—

David Blumberg(3)	30,000	—	—	$20.18	3/9/2017	—		—	—	—		—
	55,000	—	—	20.40	3/30/2017	—		—	—	—		—
	55,000	—	—	23.66	10/3/2017	—		—	—	—		—
	30,000	—	—	20.02	12/17/2017	—		—	—	—		—
	20,000	—	—	6.65	10/2/2018	—		—	—	—		—
	15,000	—	—	17.16	9/22/2019	—		—	—	—		—
	15,000	—	—	11.66	10/30/2019	—		—	—	—		—
	15,000	—	—	16.33	6/3/2020	—		—	—	—		—
	15,000	—	—	22.51	4/26/2016	—		—	—	—		—
	15,000	—	—	18.36	10/26/2016	—		—	—	—		—

(1)

Mr. Cole was granted 1,181,684 2008 RSUs, and 571,150 2008 PSUs, on February 19, 2008 pursuant to his employment agreement with us. On December 24, 2008, Mr. Cole agreed, in an amendment to his employment agreement, to defer the issuance of 1,181,684 shares of common stock underlying the 2008 RSUs until the earlier of (i) the date Mr. Cole is no longer employed by either (a) us or (b) any corporation or other entity owning, directly or indirectly, 50% or more of our outstanding common stock, or in which we or any such corporation or other entity owns, directly or indirectly, 50% or more of the outstanding capital stock (determined by aggregate voting rights) or other voting interests or (ii) a change in control (as defined in the employment agreement). In consideration of Mr. Cole’s agreement to delay the distribution to him of such shares of our common stock to which he will be entitled to receive under the 2008 RSUs as noted above, the agreement also provided for the award to Mr. Cole of an annual cash bonus to be granted under our executive incentive bonus plan, in the amount equal to $500,000 for each of the four completed calendar years commencing with the calendar year from January 1, 2009 through December 31, 2009, and ending with the calendar year from January 1, 2012 through December 31, 2012 if either one of two performance measures specified in the agreement have been satisfied. The 1,181,684 2008 RSUs continue to vest in five substantially equal installments on each December 31st, beginning on December 31, 2008 and subject to Mr. Cole’s continuous employment with us, although the delivery of the shares underlying such RSUs has been deferred as described above. Mr. Cole was granted 204,918 2011 RSUs and 1,219,945 2011 PSUs on June 17, 2011 pursuant to an amendment to his employment agreement with us.
(2)	As noted above, Mr. Cole was granted 1,181,684 2008 RSUs and 571,150 2008 PSUs on February 19, 2008 pursuant to his employment agreement with us. At that time he was also entitled to receive an additional 216,639 2008 PSUs under his employment agreement. On May 21, 2008, Mr. Cole entered into an agreement with us that provided for the rescission of 256,034 of the previously granted 571,150 2008 PSUs, which rescinded PSUs were then added to 216,639 additional 2008 PSUs he was entitled to under his employment agreement (a total of 472,673 2008 PSUs). These 472,673 2008 PSUs were granted to Mr. Cole in 2009. As noted above, Mr. Cole was granted 204,918 2011 RSUs and 1,219,945 2011 PSUs on June 17, 2011 pursuant to an amendment to his employment agreement with us. The 1,692,619 total PSUs reflected in the table represent the unearned portion of the 2,007,735 total PSUs granted to Mr. Cole under the terms of his employment agreement, as amended. In February 2012, the Compensation Committee determined that the $227.8 million EBITDA target was achieved, and, therefore, Mr. Cole earned 78,779 of the 157,558 2008 PSUs that he was eligible to earn for the year ended December 31, 2011. In February 2011, the Compensation Committee determined that the $194.0 million EBITDA target was achieved, and, therefore, Mr. Cole earned 118,169 of the 157,558 2008 PSUs that he was eligible to earn for the year ended December 31, 2010. In February 2010, the Compensation Committee determined that the $160 million EBITDA target was achieved, and, therefore, Mr. Cole earned 39,390 of 157,558 2008 PSU’s that he was eligible to receive for the year ended December 31, 2009. The other performance goals involving market capitalization and share price were not achieved with respect to the years ended December 31, 2011, 2010 and 2009.
(3)	At December 31, 2011, 2010 and 2009 Mr. Blumberg had been awarded 35,826, 17,913 and 35,826, respectively, of the 107,476 shares of common stock issuable under his employment agreement. All of the shares awarded on each such date vested on such date.

Grant dates and vesting dates for all outstanding equity awards at December 31, 2011 are as follows:

Name	Number of Securities Underlying Unvested Restricted Stock (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Grant Date	Vesting Date
Neil Cole	—	51,858	4/23/2002	2/1/2004
	—	200,000	4/23/2002	2/1/2005
	—	15,000	5/22/2002	5/22/2002
	—	800,000	3/29/2005	3/29/2005
	—	200,000	12/28/2005	12/28/2005
	236,337	—	8/13/2009	12/31/2012
	78,779	—	1/28/2008	12/31/2012
	78,779	—	8/13/2009	12/31/2012
	78,779	—	8/13/2009	12/31/2012
	78,779	—	8/13/2009	12/31/2012
	157,558	—	8/13/2009	12/31/2012
	195,355	—	6/17/2011	12/31/2012
	68,306	—	6/17/2011	12/31/2013
	341,530	—	6/17/2011	12/31/2013
	68,306	—	6/17/2011	12/31/2014
	341,530	—	6/17/2011	12/31/2014
	68,306	—	6/17/2011	12/31/2015
	341,530	—	6/17/2011	12/31/2015

Warren Clamen	2,291	—	4/7/2011	4/7/2012
	2,290	—	4/7/2011	4/7/2013
	19,216	—	10/7/11	12/31/12
	19,216	—	10/7/11	12/31/12
	19,216	—	10/7/11	12/31/13
	19,216	—	10/7/11	12/31/13
	19,216	—	10/7/11	12/31/14
	19,216	—	10/7/11	12/31/14

Name	Number of Securities Underlying Unvested Restricted Stock (#)	Number of Securities Underlying Unexercised Options Exercisable (#)	Grant Date	Vesting Date
Andrew Tarshis	3,436	—	4/7/2011	4/7/2012
	3,435	—	4/7/2011	4/7/2013
	19,216	—	10/7/11	12/31/12
	19,216	—	10/7/11	12/31/12
	19,216	—	10/7/11	12/31/13
	19,216	—	10/7/11	12/31/13
	19,216	—	10/7/11	12/31/14
	19,216	—	10/7/11	12/31/14
	19,216	—	10/7/11	12/31/15
	19,216	—	10/7/11	12/31/15

Yehuda Shmidman	24,929	—	11/17/2009	11/16/2012
	4,581	—	4/7/2011	4/7/2012
	4,581	—	4/7/2011	4/7/2013
	5,931	—	8/3/2010	8/3/2012
	5,931	—	8/3/2010	8/3/2013

David Blumberg	—	30,000	3/9/2007	3/9/2007
	—	55,000	3/30/2007	3/30/2007
	—	55,000	10/3/2007	10/3/2007
	—	30,000	12/17/2007	12/17/2007
	—	20,000	10/2/2008	10/2/2008
	—	15,000	9/22/2009	9/22/2009
	—	15,000	10/30/2009	10/30/2009
	—	15,000	6/3/2010	6/3/2010
	—	15,000	4/26/2011	4/26/11
	—	15,000	10/26/2011	10/26/11

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding exercise of options and vesting of restricted stock held by our named executive officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Neil Cole	350,000	$6,423,695	236,337	(3)	$3,849,930
	348,142	5,136,572	78,779	(3)	1,283,310

Warren Clamen	—	$—	3,145		$68,655
	—	—	23,514		395,976

Andrew Tarshis	—	$—	3,145		$68,655
	—	—	23,514		395,976

Yehuda Shmidman	—	$—	3,145		$68,655
	—	—	24,929		392,382

David Blumberg	—	—	17,913		$291,803

(1)	The number of shares reflects the gross amount issued upon the exercise of the options and does not give effect to the withholding of a portion of the shares by us to satisfy certain withholding tax liability of the person exercising the options.
(2)	Included in this column is the aggregate dollar amount realized by the named executive officer upon exercise of the options.
(3)	Includes 236,337 shares of common stock underlying 2008 RSUs that vested on December 31, 2011 and 78,779 shares of common stock underlying 2008 PSUs that were deemed earned by the compensation committee for the year ended December 31, 2011 as more fully discussed in footnote 2 to the table of Outstanding Equity Awards at Fiscal Year-End. The delivery of the 236,337 shares of common stock underlying the 2008 RSUs was deferred, as more fully discussed in footnote 1 to the table of Outstanding Equity Awards at Fiscal Year-End.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As noted under “—Narrative to Summary Compensation Table-and Plan-Based Awards Table—Employment Agreements”, we have entered into employment agreements with each of our named executive officers. These agreements provide for certain payments and other benefits if a named executive officer’s employment with us is terminated under circumstances specified in his or her respective agreement, including a “change in control” of the Company. A named executive officer’s rights upon the termination of his or her employment will depend upon the circumstances of the termination.

The receipt of the payments and benefits to the named executive officers under their employment agreements are generally conditioned upon their complying with customary non-solicitation, non-competition, confidentiality, non-interference and non-disparagement provisions. By the terms of such agreements, the executives acknowledge that a breach of some or all of the covenants described herein will entitle us to injunctive relief restraining the commission or continuance of any such breach, in addition to any other available remedies.

Except as provided in the footnotes below, the following table provides the term of such covenants following the termination of employment as it relates to each named executive officer:

Covenant	Neil Cole	Warren Clamen	Andrew Tarshis	Yehuda Shmidman	David Blumberg

Confidentiality	Infinite duration	Infinite duration	Infinite duration	Infinite duration	Infinite duration

Non-solicitation	Two years(1)	None	None	(3)	Two years(1)

Non-competition	One year(1)	None	None	(3)	Two years(1)

Non-interference	(2)	None	None	(3)	Two years(1)

Non-disparagement	Five years(1)	None	None	None	None

(1)	Covenant runs from the date the executive’s employment agreement is terminated.
(2)	Mr. Cole’s employment agreement with us provides that during the term and a period of (i) two years thereafter, Mr. Cole cannot solicit our employees, (ii) one year thereafter, Mr. Cole cannot solicit our customers and (iii) one year thereafter, Mr. Cole may not interfere in any manner with our relationship with our vendors.
(3)	Covenant term ends on November 16, 2012.

Termination Payments (without a change in control)

The table below includes a description and the amount of estimated payments and benefits that would be provided by us (or our successor) to each of the named executive officers under each employment agreement, assuming that a termination circumstance occurred as of December 31, 2011 and a “change in control” had not occurred:

		Estimated Amount of Termination Payment to:
Type of Payment	Termination Event	Neil Cole(1)			Warren Clamen(1)		Andrew Tarshis(1)		Yehuda Shmidman		David Blumberg
Payment of earned but unpaid salary, unreimbursed expense, and accrued but unused vacation time(2)	Termination for Cause or by executive without Good Reason		none		none		none		none		none

Earned but unpaid bonuses(2)	Termination without Cause or by executive for Good Reason, death or disability		none		none		none		none		none

Lump Sum Severance Payment	Termination without Cause or by executive for Good Reason		$2,000,000	(3)	$925,000	(4)	$1,950,000	(4)	$351,913	(4)	$400,000	(4)

Pro rata portion of current year bonuses	Death, termination without Cause, or termination by executive for Good Reason	$	none	(6)	none	(5)	none	(5)	none	(5)	none	(6)

Continued coverage under medical, dental, hospitalization and life insurance plans	Death, termination without Cause, or termination by executive for Good Reason		$71,206		$1,502		$57,054		$54,840		$57,465

1	See employment agreement descriptions beginning on page 16 for information regarding acceleration of vesting and forfeiture of PSUs and RSUs. Additionally, Mr. Cole would have been required to repay this sign-on bonus if the date of his termination occurred on or before December 31, 2011.
2	At December 31, 2011, each named executive officer is assumed to have received all such payments.
3	Payable one half in monthly installments, and half on December 31, 2011.
4	These amounts are payable in lump sum within 30 days of termination.
5	All such bonuses are discretionary.
6	All such bonuses are performance based.

Payments Upon Termination Following a Change of Control

In lieu of the lump sum severance payment upon termination without a change of control, Mr. Cole is entitled upon termination following a change in control to a lump sum payment equal to three times his base salary for the last three years plus any annual bonus earned but unpaid for a prior fiscal year and, if such termination occurs following the Company’s first fiscal quarter, a pro-rata portion of the annual bonus Mr. Cole would have earned for the fiscal year in which the termination occurs based on actual results for such year. Such payment is due within 60 days of the date of such termination. Mr. Cole would also be eligible in such circumstances for the continuation of certain medical benefits.

In addition to the payments made upon termination by the Company without cause or termination by the executive for good reason, the employment agreements with Messrs. Tarshis, Clamen and Shmidman provide that, if, within twelve months of a “change in control,” their employment is terminated by us without “cause” or they terminate their employment with us for “good reason,” as all such terms are defined in each employment agreement, we are obligated to make a lump-sum severance payment to each such named executive officer equal to $100 less than three times the named executive officer’s “annualized includable compensation for the base period” (as defined in Section 280G of the Internal Revenue Code). Under the same circumstances, the employment agreement with Mr. Blumberg obligates us to make a lump-sum severance payment to Mr. Blumberg equal to $100 less than three times the greater of (i) $400,000 or (ii) the average of the annual cash compensation received by Mr. Blumberg on or after the effective date of his employment agreement in his capacity as an employee of the Company during the “base period” (also as defined in Section 280G of the Internal Revenue Code).

Under the circumstances described in the preceding paragraph, all of the named executive officers would be entitled to an accelerated vesting and payment of stock options and restricted stock awards granted to that named executive officer. However, the sum of any lump sum payments, the value of any accelerated vesting of stock options and restricted stock awards, and the value of any other benefits payable to the named executive officer, with the exception of Mr. Cole, may not equal or exceed an amount that would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code). In respect of these named executive officers (again excluding Mr. Cole), such payment is due within 15 days of the date of such termination.

The following table quantifies the estimated maximum amount of payments and benefits under our employment agreements and agreements relating to awards granted under our equity incentive and stock option plans to which the named executive officers would have been entitled upon termination of employment if we had terminated their employment without cause within twelve (12) months following a “change in control” of our Company that (by assumption) occurred on December 31, 2011 and prior to the expiration of any employment agreements.

Name	Cash Severance Payment ($)		Continuation of Medical/Welfare Benefits (Present Value) ($)	Present Value of Accelerated Vesting of Equity Awards ($)(1)		Present Value of Accelerated Payment of Bonus ($)	Total Termination Benefits ($)
Neil Cole	$3,000,000	(2)	$39,741	$29,627,568	(7)	$1,725,000	$34,392,309
Warren Clamen	1,779,425	(3)	1,085	1,952,796		100,000	3,833,306
Andrew Tarshis	913,335	(4)	33,705	2,616,157		150,000	3,713,197
Yehuda Shmidman	1,422,560	(5)	33,705	748,574		200,000	2,404,839
David Blumberg	3,923,300	(6)	33,705	—		500,000	4,457,005

(1)	This amount represents the unrealized value of the unvested portion of the respective named executive officer’s restricted stock based upon the closing price of our common stock on December 31, 2011. See the descriptions of the employment agreements beginning on page 16 regarding accelerated vesting of and forfeiture of PSUs and RSUs. For 280G purposes, we have assumed that the accelerated vesting of RSUs on a change in control is a “change in control payment”.
(2)	Payable within 60 days of termination.
(3)	$925,000 is payable within 30 days of termination. The difference is due within 15 days of termination.
(4)	Payable within 30 days of termination.
(5)	$350,000 is payable within 30 days of termination. The difference is due within 15 days of termination.
(6)	Payable within 15 days of termination.
(7)	Assumes no “catch-up” vesting of PSUs.

VOTING SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common stock as of the Record Date by each of our directors and our named executive officers, all of our executive officers and directors, as a group, and each person known by us to beneficially hold five percent or more of our common stock, based on information obtained from such persons.

Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all securities beneficially owned, subject to community property laws where applicable. The shares “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, shares of our common stock underlying options, warrants, restricted stock units and other convertible securities that are exercisable or convertible within 60 days of the Record Date and shares of our common stock underlying restricted stock awards that vest within 60 days of the Record Date are deemed to be beneficially owned by the person holding such securities and to be outstanding for purposes of determining such holder’s percentage ownership. Shares of common stock subject to options, warrants, restricted stock units or other convertible securities that are not exercisable or convertible and restricted stock awards that do not vest within 60 days from the Record Date are not included in the table below as “beneficially owned”. The same securities may be beneficially owned by more than one person.

Percentage ownership is based on 68,540,567 shares of our common stock outstanding as of the Record Date. The address for each beneficial owner, unless otherwise noted, is c/o Iconix Brand Group, Inc. at 1450 Broadway, 3rd Floor, New York, New York 10018.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Company’s Outstanding Common Stock Beneficially Owned
Neil Cole	2,390,504	(1)	3.4%
Warren Clamen	52,706	(2)	*
Andrew Tarshis	33,429	(3)	*
Yehuda Shmidman	23,512		*
David Blumberg	278,000	(4)	*
Barry Emanuel	164,614	(5)	*
Drew Cohen	68,995	(6)	*
F. Peter Cuneo	124,771		*
Mark Friedman	39,135		*
James A. Marcum	31,315		*
Laurence N. Charney	8,032		*

Baron Capital Group, Inc.
767 Fifth Avenue
New York, NY 10153	3,900,000	(7)	5.6%

Black Rock Inc.
40 East 52nd Street
New York, NY 10022	5,658,858	(8)	8.1%

The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355	4,408,592	(9)	6.3%

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	4,889,965	(10)	7.0%

All directors and executive officers as a group (11 persons)	3,215,013	(11)	4.6%

*	Less than 1%
(1)	Includes (i) 1,015,000 shares of common stock issuable upon exercise of options (ii) 945,348 shares of common stock underlying 2008 RSUs that have vested but the delivery of which Mr. Cole has agreed to defer and (iii) 20,000 shares of common stock owned by Mr. Cole’s children. Does not include (i) shares held in Mr. Cole’s account under the Company’s 401(k) savings plan over which Mr. Cole has no current voting or investment power, (ii) 236,336 shares of common stock underlying 2008 RSUs that have not vested, the delivery of which Mr. Cole has agreed to defer, (iii) 204,918 shares of common stock underlying 2011 RSUs that have not yet vested and (iv) 1,219,945 2011 PSUs that have not yet vested.
(2)	Does not include (i) 57,648 2011 RSUs that have not yet vested and 57,648 2011 PSUs that have not yet vested.
(3)	Does not include (i) 76,864 2011 RSUs that have not yet vested and 76,864 2011 PSUs that have not yet vested.
(4)	Includes (i) 75,000 shares of common stock issuable upon exercise of options owned by Mr. Blumberg, (ii) 190,000 shares of common stock issuable upon exercise of options owned by Blumberg Associates, LLC, and (iii) 13,000 shares owned by Blumberg Associates, LLC. Mr. Blumberg has voting and investment control over securities of the Company owned by Blumberg Associates, LLC.
(5)	Includes 141,073 shares of common stock issuable upon exercise of options.
(6)	Includes 50,000 shares of common stock issuable upon exercise of options.
(7)	Based on a Schedule 13G filed on February 14, 2012, Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Small Cap Fund (“BSC”) and Ronald Baron have shared power to vote or to direct the vote, and shared power to dispose or to direct the disposition, of these shares of common stock. BAMCO is a subsidiary of BCG. BSC is an advisory client of BAMCO. Ronald Baron owns a controlling interest in BCG. The advisory clients of BAMCO have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of common stock in their accounts. To the best of the knowledge of BCG, BAMCO, BSC and Ronald Baron, no such person has such interest relating to more than 5% of the outstanding class of securities.
(8)	Based on a Schedule 13G filed on February 13, 2012, BlackRock, Inc. is deemed to have beneficial ownership of these shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The BlackRock, Inc., subsidiaries which acquired these shares are BlackRock Japan Co. Ltd.; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors, LLC; BlackRock Asset Management Ireland Limited; BlackRock International Limited; and BlackRock Investment Management, LLC. BlackRock, Inc. has sole voting and dispositive power in respect of these shares.
(9)	Based on a Schedule 13G filed on February 8, 2012, The Vanguard Group, Inc. (the “Vanguard Group”) is deemed to have beneficial ownership of these shares, of which 112,590 shares are owned beneficially by Vanguard Fiduciary Trust Company, a wholly owned subsidiary of the Vanguard Group, as a result of its serving as investment manager of collective trust accounts. The Vanguard Group has the sole power to vote or direct the vote of 112,590 shares of common stock, sole power to dispose of or to direct the disposition of 4,296,002 shares and shared power to dispose or to direct the disposition of 112,590 shares.
(10)	Based on a Schedule 13G/A filed on February 14, 2012, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the shares of common stock that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in the referenced Schedule 13G/A are owned by the Funds and the Funds have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of the shares of common stock held in their respective accounts. Dimensional disclaims beneficial ownership of such securities.
(11)	Includes (i) 1,471,073 shares of common stock issuable upon exercise of options and (ii) 1,743,940 shares underlying restricted stock and restricted stock unit awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our audit committee must review and approve, where appropriate, all related party transactions.

The Candie’s Foundation

The Candie’s Foundation, a charitable foundation founded by Neil Cole, our chairman, chief executive officer and president, for the purpose of raising national awareness about the consequences of teenage pregnancy, owed us $0.7 million and $0.9 million at December 31, 2011 and December 31, 2010, respectively. The Candie’s Foundation intends to pay off the entire borrowing from us during 2012, although additional advances will be made as and when necessary.

Travel

We recorded expenses of approximately $114,000, $116,000 and $326,000 for fiscal years 2011, 2010 and 2009, respectively, for the hire and use of aircraft solely for business purposes owned by a company in which Neil Cole, our chairman, chief executive officer and president, is the sole owner. We believe that all transactions were made on terms and conditions no less favorable than those available in the marketplace from unrelated parties.

AUDIT COMMITTEE REPORT

In 2011 the Audit Committee met with management and representatives of BDO USA, LLP to review preparations for the audit including review of control procedures required pursuant to implementation of Section 404 of the Sarbanes-Oxley Act of 2002, and the procedures and timing of the audit of our financial statements. Following completion of the audit of the financial statements, the Audit Committee met with representatives of BDO USA, LLP and management to review the audit findings. The Audit Committee also discussed with representatives of BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards 61, as amended, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee received the written disclosures and the confirming letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with BDO USA, LLP its independence from the Company.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2011.

THE AUDIT COMMITTEE

F. Peter Cuneo, Chairperson

Drew Cohen

James A. Marcum

Laurence N. Charney

PROPOSAL II

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

BDO USA, LLP has audited and reported upon our financial statements for our fiscal year ended December 31, 2011. The audit committee of the Board of Directors has re-appointed BDO USA, LLP as our independent registered public accountants for 2012. Although stockholder approval of the appointment of BDO USA, LLP is not required by law, the audit committee and the Board of Directors believe that it is advisable to give stockholders an opportunity to ratify this appointment. Furthermore, although the appointment of BDO USA, LLP is being submitted for stockholder ratification, the audit committee reserves the right, even after ratification by stockholders, to change the appointment of BDO USA, LLP our independent registered public accountants, at any time during the 2012 fiscal year, if it deems such change to be in our best interest. A representative of BDO USA, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

In addition to retaining BDO USA, LLP to audit our financial statements, we engage BDO USA, LLP from time to time to perform other services.

Audit Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for the audit of the Company’s annual financial statements for 2011 and 2010, internal controls over financial reporting and the reviews of the financial statements included in the Company’s Forms 10-Q, comfort letter related to capital raising activities for 2011 and 2010 totaled approximately $785,000 and $600,000, respectively.

Audit-Related Fees. There were approximately $78,000 and $264,000 aggregate fees billed by BDO USA, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for 2011 and 2010, respectively, and that are not disclosed in the paragraph captioned “Audit Fees” above. The majority of the audit-related fees in 2011 and 2010 were related to acquisitions.

Tax Fees. The aggregate fees billed by BDO USA, LLP for professional services rendered for tax compliance, for 2011 and 2010, were approximately $50,000 and $55,000, respectively. There were no fees billed by BDO USA, LLP for professional services rendered for tax advice and tax planning for 2011 and 2010.

All Other Fees. There were no fees billed by BDO USA, LLP, for products and services other than the services described in the paragraphs captioned “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” above for 2011 and 2010.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit services provided by BDO USA, LLP in 2011. Consistent with the Audit Committee’s responsibility for engaging the Company’s independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson or their designee has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved all the foregoing audit services and permissible non-audit services provided by BDO USA, LLP

Recommendation

The Board of Directors recommends that you vote FOR approval of Proposal II and the ratification of the appointment of BDO USA, LLP as our independent registered public accountants for the fiscal year ending December 31, 2012.

PROPOSAL III

TO APPROVE, BY NON-BINDING ADVISORY VOTE, THE RESOLUTION APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

We are asking stockholders to approve a non-binding advisory resolution on its named executive officer compensation as reported in this Proxy Statement. As described within the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has structured the Company’s named executive officer compensation program to achieve the following objectives:

•	to attract, retain and motivate highly qualified executives through both short-term and long-term incentives that reward company and individual performance;

•	to emphasize equity-based compensation to more closely align the interests of executives with those of our stockholders;

•	to support and encourage our financial growth and development;

•	to motivate our named executive officers to continually provide excellent performance throughout the year;

•	to ensure continuity of services of named executive officers so that they will contribute to, and be a part of, our long-term success; and

•	to manage fixed compensation costs through the use of performance and equity-based compensation.

The Company and the Compensation Committee of our Board of Directors consistently review our executive compensation program to ensure that it reflects the competition in the market place for talented individuals so that we can attract and retain skilled and committed long-term executives who we believe will contribute to accomplishing our vision.

We urge stockholders to read the “Executive Compensation—Compensation Discussion and Analysis” within, which describes in more detail how the Company’s named executive officer compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success. For 2011, our revenue grew to $369.8 million, representing an increase of 11% over the prior year. EBITDA attributable to the Company grew to $229.6 million in 2011, representing a 10% increase over the prior year. Net income attributable to the Company grew to $126.1 million in 2011, an increase of 28% over the prior year. Our strong earnings and operational excellence contributed to Free Cash Flow attributable to the Company of $179.2 million, an increase of 8% from the prior year. Please refer to Exhibit A for unaudited reconciliation tables from U.S. GAAP amounts to non-GAAP amounts relating to EBITDA and Free Cash Flow.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Iconix Brand Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when evaluating our named executive officer compensation program.

Board Recommendation

The affirmative vote of the holders of record of a majority in voting interest of the shares of stock entitled to be voted at the Annual Meeting, present in person or by proxy are required for approval of this proposal. The Board of Directors unanimously recommends a vote “FOR” the approval of the non-binding advisory resolution on the Company’s named executive officer compensation.

PROPOSAL IV

APPROVAL OF THE AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

In June 2012 our board of directors, upon the recommendation of our compensation committee, unanimously approved the Amended and Restated Iconix Brand Group, Inc. 2009 Equity Incentive Plan (the “2009 Plan”). The 2009 Plan, which is administered by our compensation committee, currently enables the committee to grant equity and cash awards to our employees, the employees of our subsidiaries, our directors, our consultants and other persons who are expected to contribute to our success. Subject to stockholder approval, the proposed amendments to the 2009 Plan provide for (i) an increase in the number of common shares available for issuance under the 2009 Plan by 4,000,000, (ii) a clarification to the maximum number of shares of Common Stock which may be granted to any one participant during any one fiscal year, as described more fully below, (iii) a provision granting the compensation committee the authority to provide that one or more objectively determinable adjustments may be made to the performance measures set forth in the Performance Based Awards, as described more fully below and (iv) certain changes deemed advisable to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Our board of directors believes that equity awards granted under the Company’s existing equity incentive plans have contributed significantly to the success of the Company by enabling the Company to attract and retain the services of employees, including executive officers, directors, consultants and advisors of exceptional ability. Because the success of the Company is largely dependent upon the judgment, interest and special efforts of these employees, directors, consultants and advisors, the Company endeavors to continue to provide stock based incentive awards to recruit, motivate and retain these individuals. Our board of directors further believes that the increase in shares available for issuance under the Amended and Restated 2009 Plan is necessary to enable us to continue to attract and retain personnel of the highest caliber, provide incentives for officers, directors, employees and other key persons, consultants and advisors, and to promote the well-being of the Company. Accordingly, our board of directors believes it is in the best interest of the Company and our stockholders to increase the number of shares available for grant under the 2009 Plan.

The total number of shares of common stock originally reserved and available for issuance under the 2009 Plan was 3,000,000 shares of common stock. As of the record date, a total of 2,976,506 of such shares of common stock had been issued or were the subject of outstanding awards and 23,494 were available for future issuance. If this proposal is approved, then following the annual meeting there will be approximately 4,023,494 shares of common stock available for future award grants.

If this proposal to adopt the 2009 Plan is approved, David Blumberg, our Head of Strategic Development will be entitled pursuant to his employment agreement to receive an award of 37,900 shares of the common stock. The shares will vest as to 10,000 shares of common stock upon the closing of each of the first two Acquisitions (as defined in Mr. Blumberg’s employment agreement) completed by the Company and 8,950 shares of common stock upon the closing of each of the third and fourth Acquisitions completed by the Company. If the Company has not completed at least four Acquisitions on or before April 30, 2013, then all remaining unvested award shares shall be forfeited.

The award described above is set forth in the table below captioned “Awards to be made under the 2009 Plan” In addition, if the Amended and Restated 2009 Plan is approved, it would also allow additional awards under the 2009 Plan to be made to officers and other employees, directors, consultants and advisors of the Company and its subsidiaries.

The proposed amendments to the 2009 Plan provide that the number of shares of common stock with respect to which awards whose value is determined by reference to an increase over an exercise, strike price or base amount of at least 100% of the Fair Market Value (as defined in the 2009 Plan) on the date the stock award is granted that may be granted to any one participant during any one fiscal year of the Company shall not exceed 1,500,000 shares, subject to adjustment as provided in the 2009 Plan. The number of shares of common stock with respect to which other awards may be granted to any one participant during any one fiscal year of the Company shall not exceed 1,500,000 shares, subject to adjustment as provided in the 2009 Plan.

In addition, if the proposed amendments to the 2009 Plan are approved by the stockholders, the compensation committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance measures which may be set forth in Performance-Based Awards. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items relating to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (vii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combinations or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the company’s core, on-going business activities; or (xiv) items relating to conditions. Unless otherwise determined by the compensation committee, the compensation committee shall not make an adjustment to an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code in a manner that would cause the award not to so qualify.

General Description of the 2009 Plan

The 2009 Plan is currently administered by the compensation committee of the Board although the 2009 Plan allows for administration of the 2009 Plan by another committee of the Board appointed from among its members as provided in the 2009 Plan composed of independent directors. In the absence of a compensation committee or other such committee the Plan will be administered by the entire Board. For purposes of the discussion under this Proposal IV the term “compensation committee” shall be deemed to refer to the compensation committee of the Board or then other administrator of the 2009 Plan.

Under the 2009 Plan, the committee administering the 2009 Plan is authorized to grant awards to non-employee directors, executive officers and other employees of, and consultants and advisors to, the Company or any of its Subsidiaries (as defined in the 2009 Plan) and to determine the number and types of such awards and the terms, conditions, vesting and other limitations applicable to each such award. In addition, the committee has the power to interpret the 2009 Plan and to adopt such rules and regulations as it considers necessary or appropriate for purposes of administering the 2009 Plan.

The following types of awards or any combination of them may be granted under the 2009 Plan: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock grants, including stock units, and (iv) performance awards.

The aggregate number of shares of common stock currently reserved for awards granted or to be granted under the 2009 Plan is 3,000,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. If the proposed amendments to the 2009 Plan are adopted, the aggregate number of shares of common stock to be reserved for awards granted or to be granted under the 2012 Plan will be 7,000,000 shares, subject to adjustments for stock splits, recapitalizations and other specified events. Such shares may be treasury shares or authorized but unissued shares. If any outstanding award is cancelled, forfeited or surrendered to the Company, shares of common stock allocable to such award may again be available for awards under the 2009 Plan. Incentive stock options may be granted only to participants who are executive officers and other employees of the Company or any of its subsidiaries on the date of the grant, and non-qualified stock options may be granted to any participant in the 2009 Plan. No stock option granted under the 2009 Plan will be exercisable later than ten years after the date it is granted. The number of shares of common stock with respect to which awards whose value is determined by reference to an increase over an exercise, strike price or base amount of at least 100% of the Fair Market Value (as defined in the 2009 Plan) on the date the stock award is granted that may be granted to any one participant during any one fiscal year of the Company shall not exceed 1,500,000 shares, subject to adjustment as provided in the 2009 Plan. The number of shares of common stock with respect to which other awards may be granted to any one participant during any one fiscal year of the Company shall not exceed 1,500,000 shares, subject to adjustment as provided in the 2009 Plan.

Set forth below is a more detailed summary of the principal features of the 2009 Plan. The description of the 2009 Plan contained in this proxy statement is not intended to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan attached to this proxy statement as Annex A. Stockholders should read the 2009 Plan in its entirety.

Summary of the 2009 Plan

Awards

The following types of awards or any combination of them may be granted under the 2009 Plan: (i) “Stock Options” (both “Incentive Stock Options” and “Non-Qualified Options”) to acquire shares of common stock; (ii) “Stock Grants” which entitle the grantee to acquire shares of common stock which may be subject to certain restrictions such as restrictions on transferability which may include stock units including restricted stock units; and (iii) “Performance Awards” which entitle the grantee to receive, without payment, an award following the attainment of performance goals. Awards are evidenced by award agreements in such forms as the compensation committee approves from time to time. Each award is subject to such terms and conditions consistent with the 2009 Plan, as determined by the compensation committee and as set forth in the award agreement. The compensation committee has the authority to retract any award granted under the 2009 Plan in case of a material restatement of the financial statements of Iconix or if it is otherwise determined by the compensation committee that the previously granted award was not earned by the participant.

Eligibility and Participation

All outside directors, executive officers and other employees of, and consultants and advisors to, the Company or any of its Subsidiaries, who are significantly responsible for the success and future growth and profitability of the Company, as determined by the compensation committee, are eligible to be participants in the 2009 Plan. As of the date of this proxy statement, seven directors, four non-director executive officers and approximately 101 non-executive officer employees are eligible to be participants under the 2009 Plan. We are presently unable to determine the number of consultants or advisors who may be eligible to receive awards under the 2009 Plan. The number of persons covered by the 2009 Plan may increase if we employ additional employees, elect additional directors or retain additional consultants and advisors. A participant’s right, if any, to continue to serve the Company as a director, executive officer or other employee, or otherwise will not be enlarged or otherwise affected by his or her designation as a participant under the 2009 Plan. Participants may receive one or more awards under the 2009 Plan.

Stock Options

Stock Options granted under the 2009 Plan may be either Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code ) or Non-Qualified Stock Options that do not qualify as Incentive Stock Options. See “U.S. Federal Income Tax Consequences.”

The committee administering the 2009 Plan determines the exercise price at which shares underlying a Stock Option may be purchased, whether an Incentive Stock Option or a Non-Qualified Stock Option. However,

the exercise price of a Stock Option may not be less than the fair market value of the shares of common stock on the date the Stock Option is granted. No Stock Option will be exercisable later than ten years after the date it is granted. Stock Options granted under the 2009 Plan are exercisable at such times as specified in the 2009 Plan and the award agreement. Except as otherwise provided in the award agreement or by the compensation committee, a participant in the 2009 Plan must pay the option exercise price in cash.

Incentive Stock Options may be granted only to executive officers and other employees of the Company or any of its Subsidiaries. The aggregate market value (determined as of the date of grant) of common stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year may not exceed $100,000. Furthermore, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, unless the exercise price is fixed at not less than 110% of the fair market value of the common stock on the date of grant, and such an Incentive Stock Option cannot be exercised more than five years after the date of grant.

Stock Grants

Stock Grants may be granted to executive officers and other employees of, or consultants or advisors to, the Company or any of its subsidiaries. Stock Grants may consist of shares of common stock or Stock Units (unfunded and unsecured promises, denominated in shares of common stock, to deliver common stock or cash measured by the value of common stock). A Stock Grant may include restrictions on the vesting, sale or other disposition of the shares or cash covered by the award, and the Company may have the right to reacquire such shares for no consideration upon termination of the participant’s employment within specified periods. The award agreement will specify whether the participant will have, with respect to the shares of common stock subject to a Stock Grant, all of the rights of a holder of shares of common stock, including the right to receive dividends, if any, and to vote the shares.

Performance Awards

Performance Awards may be granted to executive officers and other employees of the Company or any of its subsidiaries. The compensation committee will set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon company-wide, divisional and/or individual performance.

Payment of earned Performance Awards may be made in shares of common stock or in cash and will be made in accordance with the terms and conditions prescribed or authorized by the compensation committee. The participant may elect to defer, or the compensation committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the compensation committee deems appropriate.

Performance-Based Awards

Certain awards made under the 2009 Plan may be granted so that they qualify as “performance-based compensation” (as this term is used in Section 162(m) of the Code and the regulations thereunder) and are exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). It is anticipated that any Stock Options to be granted under the 2009 Plan and certain Stock Grants and Performance Awards granted under the 2009 Plan, and the compensation attributable to such awards, are intended to (i) qualify as Performance-Based Awards or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Among other criteria, awards qualify as Performance-Based Awards if at the time of grant the compensation committee is comprised solely of two or more “outside directors” (as this term is used in Section 162(m) of the Code and the regulations thereunder). In making these awards, the compensation committee must establish and apply objective performance goals and may use one or more or a combination of goals including sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings and other similar objective factors.

If the proposed amendments to the 2009 Plan are approved by the stockholders, the compensation committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance measures which may be set forth in Performance-Based Awards. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items relating to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (vii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combinations or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the company’s core, on-going business activities; or (xiv) items relating to conditions. Unless otherwise determined by the compensation committee, the compensation committee shall not make an adjustment to an award intended to qualify as “performance-based compensation” under Section 162(m) of the Code in a manner that would cause the award not to so qualify.

Effect of Change in Control

The 2009 Plan provides for the acceleration of certain benefits in the event of a “Change in Control” of the Company, except as provided in an award agreement. The meaning of a “Change in Control” is either defined in 2009 Plan, or, in certain circumstances, as defined in the participant’s employment agreement or change-in-control agreement, if one exists. The 2009 Plan definition includes, among other things, such events as any person becoming the beneficial owner of more than 50% of the Company voting stock normally entitled to vote for the election of directors, or 50% of the fair market value of the voting stock, or acquiring more than 50% of the total gross fair market value of our assets. If the amendments to the 2009 Plan are approved by the stockholders, the 2009 Plan will also state that if an award is subject to Section 409A of the Code, in no event shall a “Change of Control” be deemed to have occurred unless such event is also a “change of control” under Section 409A of the Code.

All unvested awards granted under the 2009 Plan will become fully vested immediately upon the occurrence of the Change in Control and such vested awards will be paid out or settled, as applicable, within 60 days upon the occurrence of the Change in Control, subject to requirements of applicable laws and regulations. Except as provided in an award agreement, the compensation committee may determine that upon the occurrence of a Change in Control, each Stock Option outstanding will terminate and the holder will receive, within 60 days upon the occurrence of the Change in Control, an amount equal to the excess of the fair market value of the shares underlying the award immediately prior to the occurrence of such Change in Control over the exercise price per share of such award. This cash out amount is payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.

Adjustments to Awards Due to Changes in the Company’s Capital Structure

In the event of any change in the shares of common stock by reason of a merger, consolidation, reorganization, recapitalization, stock split, stock dividend, exchange of shares, or other similar change in the corporate structure or distribution to stockholders, each outstanding Stock Option will be adjusted. The adjustments will make each award exercisable thereafter for the securities, cash and/or other property as would have been received in respect of the common stock subject to such award had the Stock Option been exercised in full immediately prior to the change or distribution. Furthermore, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the 2009 Plan, the compensation committee has the authority to make equitable adjustments to, among other things, the number and kind of shares subject to outstanding awards and exercise price of outstanding awards.

Termination of Employment

If a participant’s employment is terminated due to death or disability, then the participant’s unvested Stock Grants and unexercisable Stock Options become vested or exercisable, as applicable, immediately as of the date of the termination of the participant’s employment. All Stock Options that were or became exercisable as of the date of the participant’s death or termination of employment, will remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or following the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire. All unearned or unvested Performance Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, will immediately become earned or vested as of such date and will be paid out or settled within 60 days following such termination based on the participant’s performance immediately prior to the date of the participant’s death or the date of the termination of his or her employment on a pro-rated basis with a minimum of at least one year into a performance period.

Other than as set forth in an employment or other agreement, the award agreement or other written agreement, a participant whose employment is voluntarily terminated by the participant, or whose employment is terminated for cause, as defined in the 2009 Plan, forfeits all awards granted to the participant under the 2009 Plan, whether or not vested, exercisable or earned, held by the participant on the date of such termination. A participant whose employment is terminated for any reason, other than for cause, death or disability, including, without limitation, retirement, forfeits all unvested, unexercisable and unearned awards granted to the participant. All exercisable Stock Options held by the participant on the date of the termination of his or her employment for any reason other than for voluntary termination, cause, death or disability will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option would otherwise expire. The 2009 Plan’s provisions relating to termination of employment may be modified in the discretion of the compensation committee.

Transferability

Each award granted under the 2009 Plan to a participant who is subject to restrictions on transferability and/or exercisability is not transferable otherwise than by will or the laws of descent and distribution, and/or is exercisable, during the participant’s lifetime, only by the participant. The compensation committee may allow a Stock Option to be exercisable during a period after the death of the participant by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option will pass by will or the laws of descent and distribution. The compensation committee also may permit an award (other than an Incentive Stock Option) to be transferred by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the award agreement.

Amendment of Awards

The terms and conditions applicable to any award may be amended or modified by mutual agreement between the Company and the participant or any other persons as may then have an interest in the award. Also, by mutual agreement between the Company and a participant under the 2009 Plan or under any other present or future plan of the Company, awards may be granted to a participant in substitution and exchange for, and in cancellation of, any awards previously granted to a participant under the 2009 Plan or any other present or future plan of the Company.

Term and Amendment of the 2009 Plan

Currently, the 2009 Plan will terminate on August 13, 2019. If the Amended and Restated 2009 Equity Incentive Plan is approved by the stockholders, the 2009 Plan, as amended, will expire on August 15, 2022. The Board or the compensation committee may terminate the 2009 Plan prior to the applicable termination date. Subject to the provisions of the 2009 Plan, the Board or the compensation committee may amend the 2009 Plan from time to time, and suspend or terminate the 2009 Plan at any time. Without stockholder approval, no amendment may (i) increase the total number of shares which may be issued under the 2009 Plan or the maximum number of shares with respect to which Stock Options and other awards that may be granted to any individual under the 2009 Plan; (ii) modify the requirements as to eligibility for awards under the 2009 Plan; (iii) disqualify any Incentive Stock Options granted under the 2009 Plan; or (iv) effect the repricing of Stock Options.

U.S. Federal Income Tax Consequences

The following information summarizes the material U.S. federal income tax consequences upon participants and the Company with respect to the grant and exercise of, and payments with respect to, awards under the 2009 Plan. It does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. This summary is qualified in its entirety by reference to the applicable provisions of the Code and the regulations adopted under the Code, each as in effect on the date hereof.

Participants are encouraged to consult their own tax advisors regarding the municipal, state, U.S. federal and foreign income tax consequences in their particular circumstances and with respect to their particular awards. The provisions of the Code described in this section include current U.S. federal income tax law only and do not reflect any proposals to revise current tax law. The U.S. federal income tax consequences applicable to officers, directors, and other persons who are subject to potential liability under Section 16(b) of the Exchange Act may be different than the U.S. federal income tax consequences applicable to persons who are not subject to Section 16(b).

To ensure compliance with IRS Circular 230, stockholders are hereby notified that: (a) any discussion of federal tax issues contained or referred to herein is not intended or written to be used, and cannot be used by a stockholder, for the purpose of avoiding penalties that may be imposed on the stockholder under the Code, (b) such discussion is written in connection with this proxy statement and the matters addressed herein, and (c) a stockholder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

Incentive Stock Options

Generally, under the Code, an optionee will not realize taxable income by reason of the grant or exercise of an Incentive Stock Option granted pursuant to the 2009 Plan (see, however, discussion of alternative minimum tax below). If an optionee exercises an Incentive Stock Option and does not dispose of the shares until the later of (i) two years from the date the option was granted and (ii) one year from the date of exercise, the entire gain, if any, realized upon disposition of such shares will be taxable to the optionee as long-term capital gain, and the Company will not be entitled to any deduction. If an optionee disposes of the shares within the period of two years from the date of grant or one year from the date of exercise (a “disqualifying disposition”), the optionee generally will realize ordinary income in the year of disposition and the Company will receive a corresponding deduction in an amount equal to the excess of (i) the lesser of (a) the amount, if any, realized on the disposition and (b) the fair market value of the shares on the date the option was exercised over (ii) the option price. Any additional gain realized on the disposition will be short- term or long-term capital gain and any loss will be long-term or short-term capital loss. The optionee will be considered to have disposed of a share if he or she sells, exchanges, makes a gift of or transfers legal title to the share (except transfers, among others, by pledge, on death or to a spouse). If the disposition is by sale or exchange, the optionee’s tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying disposition.

The exercise of an Incentive Stock Option may subject the optionee to the so-called “alternative minimum tax” (“AMT”). The amount by which the fair market value of the shares purchased at the time of the exercise exceeds the option exercise price is an adjustment for purposes of computing the AMT. In the event of a disqualifying disposition of the shares in the same taxable year as exercise of the Incentive Stock Option, no adjustment is then required for purposes of the AMT, but regular income tax, as described above, may result from such disqualifying disposition.

An optionee who surrenders shares as payment of the exercise price of his or her Incentive Stock Option generally will not recognize gain or loss on his or her surrender of such shares. The surrender of shares previously acquired upon exercise of an Incentive Stock Option in payment of the exercise price of another Incentive Stock Option, is, however, a “disposition” of such stock. If the Incentive Stock Option holding period requirements described above have not been satisfied with respect to such stock, such disposition will be a disqualifying disposition that may cause the optionee to recognize ordinary income as discussed above.

Under the Code, all of the shares received by an optionee upon exercise of an Incentive Stock Option by surrendering shares will be subject to the Incentive Stock Option holding period requirements. Of those shares, a number of shares (the “Exchange Shares”) equal to the number of shares surrendered by the optionee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of a disqualifying disposition of the surrendered shares if they were Incentive Stock Option shares) and the same capital gains holding period as the shares surrendered.

For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the optionee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Stock Option holding period for all shares will be the same as if the option had been exercised for cash.

Non-Qualified Stock Options

Generally, there will be no U.S. federal income tax consequences to either the optionee or the Company on the grant of Non-Qualified Stock Options pursuant to the 2009 Plan. On the exercise of a Non-Qualified Stock Option, the optionee has taxable ordinary income equal to the excess of the fair market value of the shares acquired on the exercise date over the option price of the shares. The Company will be entitled to a U.S. federal income tax deduction in an amount equal to such excess, provided that the Company complies with applicable reporting rules.

Upon the sale of stock acquired by exercise of a Non-Qualified Stock Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such stock. For individuals, capital losses are deductible only to the extent of capital gains for the year plus $3,000. An optionee who surrenders shares in payment of the exercise price of a Non-Qualified Stock Option will not recognize gain or loss with respect to the shares so delivered unless such shares were acquired pursuant to the exercise of an Incentive Stock Option and the delivery of such shares is a disqualifying disposition. See “Incentive Stock Options.” The optionee will recognize ordinary income on the exercise of the Non-Qualified Stock Option as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered have the same tax basis and capital gains holding period as the shares surrendered. The balance of shares received will have a tax basis equal to their fair market value on the date of exercise and the capital gains holding period will begin on the date of exercise.

Stock Grants

The taxability of a Stock Grant to a participant is dependent upon the extent to which the award is restricted on the date of grant. If a Stock Grant is either transferable or not subject to a substantial risk of forfeiture, a participant will recognize taxable ordinary income on the date of grant. If a Stock Grant is both non-transferable and subject to a substantial risk of forfeiture on the date of grant, then unless an election is made as described below, a participant will not recognize taxable ordinary income on the date of grant, but will at such time or times as the Stock Grant becomes either transferable or not subject to a substantial risk of forfeiture in an amount equal to the fair market value of such shares at that time. Within thirty days of receipt of a Stock Grant that is not transferable and subject to a substantial risk of forfeiture, a participant may file an election with the Internal Revenue Service to include as taxable ordinary income in the year of receipt an amount equal to the fair market value of the shares subject to the award at the time of receipt. In such event, any subsequent appreciation in the value of such shares will not be taxable as compensation to a participant upon the vesting of shares subject to the award. However, if shares subject to the award are forfeited subsequent to such election, a participant will not be entitled to a tax deduction. For purposes of determining the amount of taxable gain or loss upon a subsequent disposition of shares issued pursuant to such an award, the amount recognized as ordinary income to a participant will be treated as the cost basis for such shares. Shares which are held for more than one year after vesting (or in the event of an election as described above, the date of receipt) generally will qualify for long-term capital gain treatment.

Performance Awards

The tax consequences of a performance award depend upon the nature of the underlying award and if and when the performance goals are achieved. If a performance award consists of a promise to deliver common stock at a future date based upon the satisfaction of certain targets, such awards will be subject to U.S. federal income taxation as ordinary income based upon the fair market value of the common stock on the date such performance awards are earned by a participant by satisfying the performance targets, provided that such awards are not then subject to a substantial risk of forfeiture.

Application of Code Section 409A to Deferred Compensation Arrangements

The 2009 Plan provides that, under certain circumstances, the receipt of a benefit resulting from an award under the 2009 Plan may be electively deferred by the participant (or the compensation committee, as applicable) to a time that is later than the year in which such benefit becomes vested. To the extent that a participant makes such a deferral election, Section 409A of the Code, which was enacted as part of the American Jobs Creation Act of 2004, subjects the deferral arrangement to certain substantive requirements including (among other items) deferral election and payment timing requirements. In the event that a deferral arrangement fails to comply with Code Section 409A in form or operation, a participant may become subject to: (i) the imposition of U.S. federal income tax (and potentially state and local income tax) on all amounts deferred in the tax year in which the amounts are deferred (or, if later, in the tax year when the receipt of the benefits are no longer subject to a substantial risk of forfeiture); (ii) a penalty tax of 20 percent of the includable amount (in addition to the regular income tax at ordinary income rates); and (iii) interest at the underpayment rate plus 1 percent from the time the amount was first deferred (or, if later, the tax year when the benefits are no longer subject to a substantial risk of forfeiture) until the time the amount is included in income. Code Section 409A may require significant changes to existing nonqualified deferred compensation plans no later than December 31, 2008. The 2009 Plan specifically provides that any awards in connection therewith shall be structured in a manner (as determined by the Board) that is intended to comply with the requirements of Section 409A, and that any deferrals of payments under the 2009 Plan (whether requested by the participant or otherwise required by the compensation committee) with respect to Awards under this Plan shall not be allowed except to the extent that such deferrals would not (in the judgment of the Board) cause the payments to fail to satisfy the requirements for nonqualified deferred compensation plans described in Section 409A of the Code. Generally speaking, Section 409A of the Code does not apply to incentive stock options and nonqualified stock options granted at fair market value if no deferral is provided beyond exercise, or to restricted stock. Although the Company will institute a review of the 2009 Plan with respect to the requirements of Code Section 409A, because the tax consequences to any participant in the 2009 Plan may depend upon such person’s situation, as well as the uncertain application of Code Section 409A, each participant in the 2009 Plan should consult his or her tax advisor as to the federal, state and local and other tax consequences with respect to the grant or exercise of an option or any other award granted under the 2009 Plan.

Withholdings of Tax; Company Deduction

Generally, whenever a participant realizes ordinary income under the 2009 Plan, a corresponding deduction is available to the Company provided the Company complies with certain reporting requirements. Under Code Section 162(m), however, the Company will be denied a deduction for certain compensation if it exceeds $1,000,000 paid, excluding (among other things) certain performance-based compensation.

The Company is entitled to withhold, or secure payment from a participant in lieu of withholding, the amount of any tax required by law to be withheld or paid by the Company with respect to any amount payable or shares issuable under a participant’s award

On June 27, 2012, the last sale price of the common stock was $16.75 per share as reported on the Nasdaq Global Market.

Section 162(m) Compensation Deduction Limitation

In general, Section 162(m) of the Code limits the Company’s compensation-related federal income tax deduction to $1,000,000 paid in any tax year to any “covered employee” (as defined under Section 162(m)). This deduction limitation does not apply to certain types of compensation, including “qualified performance-based compensation” within the meaning of Section 162(m). The Company may grant performance-based awards under the 2009 Plan that meet the requirements of “qualified performance-based compensation” so that such awards will be fully deductible by the Company for federal income tax purposes. The Company may also grant awards under the 2009 Plan that are subject to the limitations of Section 162(m) and therefore may not be fully deductible by the Company for federal income tax purposes.

Awards to be Made Under the 2009 Plan

The Summary Compensation Table above contains information on shares of common stock awarded to the Company’s named executive officers in 2011, all of which were awarded under the 2009 Plan. No other awards were granted to the Company’s named executive officers in 2011. As noted above, certain restricted stock awards were granted in March 2012 to the Company’s Head of Strategic Development, David Blumberg, under the terms of his new employment agreement. Mr. Blumberg is currently entitled to an award of 37,900 additional restricted shares under the terms of his new employment agreement, subject to stockholder approval of the proposed amendments to the 2009 Plan.

There are two reasons for seeking stockholder approval of Proposal IV. One is to satisfy a Nasdaq Stock Market requirement that requires companies whose shares are reported on the Nasdaq Global Market to obtain stockholder approval of stock plans for directors, officers or key employees. The second reason is to satisfy requirements of the Code which require stockholder approval of the stock plan and material amendments thereto in order for options granted under the amended and restated 2009 Plan to qualify as incentive stock options to the extent so designated and for the amended and restated 2009 Plan to satisfy one of the conditions of Section 162(m) of the Code applicable to performance-based compensation.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2011, without giving effect to the approval of the amendments to the 2009 Plan or shares subject to the award granted to Mr. Blumberg which is subject to stockholder approval of the amendments to the 2009 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstand- options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensa- plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:	1,607,758	$6.53	64,266
Equity compensation plans not approved by security holders:(1)	300,500	$8.67	—

Total	1,908,258	$6.86	64,266

(1)	Represents the aggregate number of shares of common stock issuable upon exercise of 300,500 options issued under the terms of our 2001 Stock Option Plan. These options expire at various dates through December 28, 2015, contain anti-dilution provisions providing for adjustments of the exercise price under certain circumstances and have termination provisions similar to options granted under stockholder approved plans. See Note 6 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011 for a description of our stock option and stock incentive plans.

Recommendation

The Board of Directors recommends that you vote “FOR” approval of Proposal IV and the adoption of our Amended and Restated 2009 Equity Incentive Plan.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Proxy Proposals Brought Under Rule 14a-8

Stockholders who wish to present proposals appropriate for consideration at our annual meeting of stockholders to be held in the year 2013 must submit the proposal in proper form consistent with our By-Laws to us at our address set forth on the first page of this proxy statement and in accordance with applicable regulations under Rule 14a-8 of the Exchange Act not later than March 8, 2013 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Any such proposals, should contain the name and record address of the stockholder, the class and number of shares of our common stock beneficially owned as of the record date established for the meeting, a description of, and reasons for, the proposal and all information that would be require to be included in the proxy statement file with the SEC if such stockholder was a participant in the solicitation subject to Section 14 of the Securities Exchange Act of 1934. The proposal and as well as any questions related thereto, should be directed to the Company’s Secretary.

Director Nominations, Proposals for Action and Other Business Brought Before the Annual Meeting.

Our bylaws require that proposals of stockholders made outside of the processes of Rule 14a-8 under the Exchange Act must be submitted, in accordance with the requirements of the bylaws, including providing all of the information specified in the bylaws no earlier than April 17, 2013 and not later than May 17, 2013; provided, however, that in the event that the annual meeting is called for a date that is more than 30 calendar days earlier or more than 60 calendar days later than August 15, 2013, notice by the stockholder in order to be timely must be so delivered or received no earlier than the close of business on the 120th calendar day prior to the date of such annual meeting and not later than the close of businesses on the later of the 90th calendar day prior to the date of such annual meeting or, if the first public disclosure of the date of such annual meeting is less than 100 calendar days prior to the date of such annual meeting, the 10th calendar day following the day on which public disclosure of the date of such annual meeting is first made. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

We did not receive notice of any proposed matter to be submitted by stockholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of our management on such other matter which may properly come before the Annual Meeting.

WHERE YOU CAN FIND MORE INFORMATION

Our 2011 annual report to stockholders is being made available to stockholders via the Internet. If you would like to receive printed copy of our proxy statement and annual report, you should follow the instructions for requesting such information in the notice you receive.

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 will be provided upon written request to Iconix Brand Group, Inc. at 1450 Broadway, 3rd Floor, NY, NY 10018, Attention: Corporate Secretary. The Form 10-K also is available on our website at www.iconixbrand.com.

OTHER INFORMATION

Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by us. We have engaged Innisfree M&A Incorporated to assist in the distribution and solicitation of proxies. In addition to the estimated proxy solicitation cost of $20,000 plus reasonable out-of-pocket expenses for this service, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and we may reimburse such persons for their expenses.

The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

By order of the Board of Directors,

Neil Cole,

Chairman of the Board,

President and Chief Executive Officer

July 6, 2012

Exhibit A

	(Unaudited)
	Year ended
(in thousands)	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2009
EBITDA(1)	$229,558	$209,567	$163,081
Reconciliation of EBITDA:
Net Income	126,105	98,847	75,111
Add: Income taxes	71,286	52,409	41,222
Add: Interest expense and other, net, the Ed Hardy gain and loss on marketable securities	24,194	49,552	38,733
Add: Depreciation and amortization of certain intangibles	7,973	8,759	8,015
EBITDA	$229,558	$209,567	$163,081

(1)	EBITDA, a non-GAAP financial measure, represents net income before income taxes, interest, other non-operating gains and losses, depreciation and amortization expenses. The Company believes EBITDA provides additional information for determining its ability to meet future debt service requirements, investing and capital expenditures.

	(Unaudited)
	Year ended
(in thousands)	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2009
Free Cash Flow(2)	$179,213	$166,571	$134,843
Reconciliation of Free Cash Flow:
Net Income	126,105	98,847	75,111
Add: Non-cash income taxes, non-cash interest related to convertible debt, depreciation, amortization of certain intangibles and finance fees, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash gain/loss from sale of trademarks, re-measurement of investments and loss on marketable securities	56,350	70,914	63,605
Less: Capital expenditures	(3,242)	(3,190)	(3,873)
Free Cash Flow	$179,213	$166,571	$134,843

(2)	Free Cash Flow, a non-GAAP financial measure, represents net income before depreciation, amortization, non-cash compensation expense, bad debt expense, net equity earnings from certain joint ventures, non-cash income taxes, non-cash interest related to convertible debt, non-cash gains/losses from sale of trademarks, non-cash loss on marketable securities and re-measurement of investments, less capital expenditures. The Free Cash Flow also excludes any changes in Balance Sheet items. The Company believes Free Cash Flow is useful in evaluating its financial condition because it is representative of cash flow from operations that is available for repaying debt, investing and capital expenditures.

ANNEX A

ICONIX BRAND GROUP, INC.

AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN

1.    Purpose

The Amended and Restated 2009 Iconix Brand Group, Inc. Equity Incentive Plan (the “Plan”) is intended to provide incentives which will attract, retain, motivate and reward highly competent persons as non-employee directors, executive officers and other employees of, or consultants and advisors to, Iconix Brand Group, Inc. (the “Company”) or any of its subsidiary corporations, limited liability companies or other forms of business entities now existing or hereafter formed or acquired (“Subsidiaries”), by providing them opportunities to acquire shares of common stock, par value $.001 per share, of the Company (“Common Stock” or “Stock”) or to receive other Awards (as defined in Section 4 below) described herein. Furthermore, the Plan is intended to assist in further aligning the interests of such non-employee directors, executive officers and other employees, consultants and advisors, with those of the stockholders of the Company.

2.    Administration

a. The Plan generally shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors of the Company (the “Board”) or another committee appointed by the Board from among its members. In the absence of such Committee, the Board shall administer the Plan. The use of the term “Committee” shall be deemed to mean the Board if no Committee has been appointed by the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as a (i) “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder. In addition, all Committee members shall be “independent directors” as defined in the applicable rules of the principal exchange or quotation system on which the Company’s common equity is listed for trading. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons and entities, including participants and their legal representatives.

b. No member of the Board, no member of the Committee and no agent of the Committee who is an employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Board, members of the Committee and any agent of the Committee who is an employee of the Company against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

c. The Committee shall have the authority to grant Awards to non-employee directors, executive officers and other employees of, or consultants and advisors to, the Company or any of its Subsidiaries. Notwithstanding the foregoing, subject to any prohibition under applicable law, including any applicable exchange or trading market requirements, the Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine (other than the allocation of Awards to the executive officers of the Company, persons who are officers of the Company within the meaning of Section 16 of the Exchange Act and the rules promulgated thereunder (“Section 16 officers”), or the directors of the Company); (ii) to one or more officers of the Company the authority to allocate Awards among such persons (other than to the executive officers of the Company or Section 16 officers or the directors of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (ii) the Committee (or a properly delegated member or members of the Committee) shall (x) have authorized the issuance of a specified number of shares of Common Stock under such Awards and (y) shall have specified the consideration, if any, to be paid therefor; and (iii) to such employees or other persons as it determines such administrative duties as it may deem advisable. The Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company or any of its Subsidiaries whose employees have benefited from the Plan, as determined by the Committee.

3.    Participants

Participants shall consist of such non-employee directors, executive officers and other employees of, or consultants and advisors to, the Company or any of its Subsidiaries and outside contractors who the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and who the Committee may designate from time to time to receive Awards under the Plan. Designation as a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type, amount and other terms of Awards.

4.    Types of Awards and Vesting Restrictions

Awards under the Plan may be granted in any one or a combination of (1) Stock Options, (2) Stock Grants, which for purposes of this Plan shall include (i) grants of Common Stock, (ii) unfunded and unsecured promises, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock (“Stock Units”) including Stock Units that are, or as to which the delivery of Stock or cash in lieu of Stock, is subject to the satisfaction of specific performance or other vesting conditions and (4) Performance Awards (individually an “Award,” and collectively, “Awards”). Stock Grants and Performance Awards may, as determined by the Committee, in its discretion, constitute Performance-Based Awards, as described in Section 9 below. Awards shall be evidenced by Award agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

The vesting restrictions above and any other restrictions placed on an Award, as determined by the Committee, shall not be waived by the Company, except in the case of the death, disability, or retirement of a Participant in receipt of Awards containing such restrictions, or in the event of a Change of Control as provided herein.

5.    Common Stock Available Under the Plan

a. Shares Available. The aggregate number of shares of Common Stock that may be subject to Awards, including shares of Common Stock underlying Stock Options, granted under this Plan shall be 7,000,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 10 below.

b. Maximum Limits. The number of shares of Common Stock with respect to which Awards whose value is determined by reference to an increase over an exercise, strike price or base amount of at least 100% of the Fair Market Value on the date the Stock Award is granted that may be granted to any one participant during any one fiscal year of the Company shall not exceed 1,500,000 shares, subject to adjustment in accordance with Section 10 below. The number of shares of Common Stock with respect to which other Awards may be granted to any one participant during any one fiscal year of the Company shall not exceed 1,500,000 shares, subject to adjustment in accordance with Section 10 below.

c. Shares Underlying Awards That Again Become Available. Any shares of Common Stock subject to a Stock Option, Stock Grant or Performance Award, which for any reason are cancelled, forfeited, or surrendered to the Company including, but not limited to, any shares of Stock subject to an Award that are retained by the Company, or previously owned shares of Stock surrendered to the Company, as payment of the exercise price or tax withholding obligations with respect to an Award, shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards pursuant to Section 5.a above but shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards that any individual participant may receive pursuant to Section 5.b above.

6.    Stock Options

a. In General. The Committee is authorized to grant Stock Options to non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its Subsidiaries and shall, in its sole discretion, determine which of such individuals shall receive Stock Options and the number of shares of Common Stock underlying each Stock Option. Stock Options may be (i) incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Code, or (ii) Stock Options which do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee may grant to a participant in the Plan one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

b. Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, subject to Section 6(e) below, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 15 below) of Common Stock on the date the Stock Option is granted.

c. Payment of Exercise Price. Except for a Stock Option that is settled in the manner provided in Section 6(f) below, the Stock Option exercise price must be paid in cash. In the discretion of the Committee, a payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price with the requirement of the broker same day reconciliation or as otherwise determined by the Company. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.

d. Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times as specified in the Plan and the Award agreement; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted.

e. Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are executive officers or other employees of the Company or any of its Subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive

Stock Options granted before 1995 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its Subsidiaries, unless the exercise price is fixed at not less than 110 percent of the Fair Market Value of Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Non-Qualified Stock Option.

f. Alternative Settlement of Option. If provided in an Award agreement, or upon the receipt of written notice of exercise, or as otherwise provided for by the Board or Committee, as the case may be, either at or after the time of grant of the Stock Option, the Board or the Committee, as the case may be, may elect to settle all or part of any Stock Option by paying to the optionee an amount, in cash or Stock (valued at Fair Market Value on the date of exercise), equal to the product of the excess of the Fair Market Value of one share of Stock, on the date of exercise over the Stock Option exercise price, multiplied by the number of shares of Stock with respect to which the optionee proposes to exercise the Option. Any such settlements which relate to Options which are held by optionee who are subject to Section 16(b) of the Exchange Act shall comply with any “window period” provisions of Rule 16b-3, to the extent applicable, and with such other conditions as the Board or Committee, as the case may be, may impose.

7.    Stock Grants

The Committee is authorized to grant Stock Grants to non-employee directors, executive officers and other employees of, or consultants or advisors to, the Company or any of its Subsidiaries and shall, in its sole discretion, determine which of such individuals shall receive Stock Grants and the number of shares of Common Stock underlying each Stock Grant. Each Stock Grant shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement, including, without limitation, restrictions on the sale or other disposition of such shares, and, if provided in the Award agreement or the terms of the grant as determined by the Committee, the right of the Company to reacquire such shares for no consideration upon termination of the participant’s employment with, or services performed for, the Company or any of its Subsidiaries within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to Common Stock covered by such Stock Grant and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Grant, all of the rights of a holder of shares of Common Stock, including the right to receive dividends, if any, and to vote the shares.

8.    Performance Awards

a. In General. The Committee is authorized to grant Performance Awards to executive officers and other employees of the Company or any of its Subsidiaries and shall, in its sole discretion, determine such executive officers and other employees who will receive Performance Awards and the number of shares of Common Stock that may be subject to each Performance Award. Each Performance Award shall be subject to such terms and conditions consistent with the Plan as shall be determined by the Committee and as set forth in the Award agreement. The Committee shall set performance targets at its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Awards that will be paid out to the participants, and may attach to such Performance Awards one or more restrictions. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance or by reference to the Company’s performance relative to an objective index or indices.

b. Payout. Payment of earned Performance Awards may be made in shares of Common Stock or in cash and shall be made in accordance with the terms and conditions prescribed or authorized by the Committee. Subject to

Section 21 below, if permitted by the Committee, the participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate.

9.    Performance-Based Awards

a. In General. All Stock Options granted under the Plan, certain Stock Grants and Performance Awards granted under the Plan, and the compensation attributable to such Awards, are intended (but not required) to (i) qualify as Performance-Based Awards (as defined in the next sentence) or (ii) be otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code. Certain Awards granted under the Plan may be granted in a manner such that Awards qualify as “qualified performance-based compensation” (as such term is used in Section 162(m) of the Code and the regulations thereunder) and thus be exempt from the deduction limitation imposed by Section 162(m) of the Code (“Performance-Based Awards”). Awards shall only qualify as Performance-Based Awards if at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the regulations thereunder). No Performance-Based Awards may be granted after the first meeting of the stockholders of the Company held five (5) or more years after the date of approval of this Plan by the stockholders of the Company until the listed performance measures set forth in 9 d. below (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

b. Stock Options. Stock Options granted under the Plan with an exercise price at or above the Fair Market Value of Common Stock on the date of grant are intended to qualify as Performance-Based Awards.

c. Other Awards. Stock Awards and Performance Awards granted under the Plan are intended to qualify as Performance-Based Awards if, as determined by the Committee, in its discretion, either the granting or vesting of such Award is subject to the achievement of a performance target or targets based on one or more of the performance measures specified in Section 9(d) below. With respect to such Awards intended to qualify as Performance-Based Awards:

(1) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed);

(2) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied; and

(3) except as permitted under Section 10, after the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal.

d. Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance targets with respect to Awards intended to qualify as Performance-Based Awards: sales; revenues; assets; costs; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return or stockholder value; sales of particular products or services; customer acquisition or retention; safety, health or environmental affairs performance; compliance; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance measure and any targets with respect thereto determined by the Committee or other administrator of the Plan need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee or other administrator may provide in the case of any Award intended to qualify for such exception that one or more of the performance criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

e. Adjustment of Performance Measures. The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance measures listed in Section 9(d). Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under United States generally accepted accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. Unless otherwise determined by the Committee, the Committee shall not make an adjustment to an Award intended to qualify as “performance-based compensation” under Section 162(m) in a manner that would cause the Award not to so qualify.

10.    Adjustment Provisions

To the extent such adjustment will not give rise to adverse tax consequences under section 409A of the Code, if there shall be any change in Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of Common Stock and other value determinations applicable to outstanding Awards. To the extent consistent with the requirements for satisfying the requirements of Section 162(m) of the Code, if applicable, appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options and other Awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or any of its Subsidiaries or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

11.    Change in Control

a. Accelerated Vesting. Notwithstanding any other provision of this Plan and except as provided in the Award agreement, if there is a Change in Control of the Company (as defined in Section 11(b) below), all unvested Awards granted under the Plan shall become fully vested immediately upon the occurrence of the Change of Control and such vested Awards shall be paid out or settled, as applicable, within 60 days upon the occurrence of the Change of Control, subject to requirements of applicable laws and regulations.

b. Definition. For purposes of this Section 11 and subject to Section 21 hereof, (i) if there is an employment agreement or a change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, and the definitions of “change in control” in any such agreements are substantially the same as the definitions of “change in control” that appear in the employment agreements between the Company and its three executive officers that were in effect on June 1, 2009, then “Change in Control” shall have the same definition as the definition of “change in control” contained in such employment agreement or change-in-control agreement, or (ii) if “Change in Control” is not defined in such employment agreement or change-in-control agreement, or if there is no employment agreement or change-in-control agreement between the participant and the Company or any of its Subsidiaries in effect, a “Change in Control” of the Company shall be deemed to have occurred upon any of the following events:

(1) any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of either (a) more than 50 percent of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”) or (b) more than fifty percent of the Fair Market Value of the Voting Stock;

(2) any person or entity or group (other than a person or entity or group that is related to the Company) acquires assets from the Company that have a total gross fair market value equal or exceeding 50 percent of the total gross fair market value of all of the Company’s assets immediately prior to the date such acquisition of assets occurs (taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition of assets);

(3) any person or other entity (other than any of the Company’s Subsidiaries or any employee benefit plan sponsored by the Company or any of its Subsidiaries) including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 50 percent or more of the Voting Stock, taking into account all such Voting Stock acquired by such person or entity during the 12-month period ending on the date of the most recent acquisition of such Voting Stock; or

(4) a change in the Company’s Board occurs during any 12-month period (the “Measurement Period”) with the result that the members of the Board at the commencement of the Measurement Period (the “Incumbent Directors”) no longer constitute a majority of such Board, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by a majority of the then Incumbent Directors shall be considered an Incumbent Director for purposes hereof.

Notwithstanding anything to the contrary contained herein, if an Award is subject to Section 409A of the Code, in no event shall a “Change of Control” be deemed to have occurred unless such event is also a “Change of Control” under Section 409A of the Code.

c. Cashout. Except as provided in the Award agreement, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option outstanding hereunder shall terminate and such holder shall receive, within 60 days upon the occurrence of the Change of Control, with respect to each share of Common Stock subject to such Stock Option, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

12.    Termination of Employment

a. Subject to any written employment or other agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated due to death or disability:

(1) all unvested Stock Grants held by the participant on the date of the participant’s death or the date of the termination of his or her employment as the case may be, shall immediately become vested as of such date;

(2) all unexercisable Stock Options held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall immediately become exercisable as of such date and shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire;

(3) all exercisable Stock Options held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of (i) the end of the one-year period following the date of the participant’s death or the date of the termination of his or her employment, as the case may be, or (ii) the date the Stock Option would otherwise expire; and

(4) all unearned and/or unvested Performance Awards held by the participant on the date of the participant’s death or the date of the termination of his or her employment, as the case may be, with regard to which a minimum of one year of the performance period (as defined by the Committee) has elapsed, shall immediately become earned or vested as of such date and shall be paid out and/or settled in a single sum within 60 days following such termination based on the participant’s performance immediately prior to the date of the participant’s death or the date of the termination of his or her employment on a pro-rated basis.

b. Subject to (i) any written employment or other written agreement between the participant and the Company or any of its Subsidiaries or (ii) the discretion of the Committee to provide otherwise either on or after the date of grant of an Award, if a participant’s employment is terminated by the Company or any of its Subsidiaries, as the case may be, for Cause (as defined in Section 12(f) below), or if a participant voluntarily terminates the participant’s employment with the Company or any of its Subsidiaries, all Awards, whether or not vested, earned or exercisable, held by the participant on the date of the termination of his or her employment for Cause, or on the date of the participant’s voluntary termination of employment, shall immediately be forfeited by such participant as of such date.

c. Subject to any written agreement between the participant and the Company or any of its Subsidiaries, if a participant’s employment is terminated for any reason, including, without limitation, retirement, other than for Cause or other than due to death or disability:

(1) all unvested, unearned or unexercisable Awards held by the participant on the date of the termination of his or her employment shall immediately be forfeited by such participant as of such date; and

(2) all exercisable Stock Options held by the participant on the date of the termination of his or her employment shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the participant’s employment, or (ii) the date the Stock Option would otherwise expire.

d. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its discretion, provide that:

(1) any or all unvested Stock Grants held by the participant on the date of the termination of the participant’s employment shall immediately become vested as of such date;

(2) any or all unexercisable Stock Options held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment;

(3) any or all exercisable Stock Options held by the participant on the date of the participant’s death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option is scheduled to expire, provided, however, that Incentive Stock Options shall remain exercisable not longer than the end of the 90-day period following the date of the termination of the participant’s employment; and/or

(4) a participant shall immediately become vested in all or a portion of any earned Performance Awards held by such participant on the date of the termination of the participant’s employment, and such vested Performance Awards (or portion thereof) and/or any unearned Performance Awards (or portion thereof) held by such participant on the date of the termination of his or her employment shall immediately become payable to such participant as if all performance goals had been met as of the date of the termination of his or her employment, provided, however, that no portion of a payment shall be made if such portion would not be deductible under Section 162 of the Code.

e. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 12 shall be applied to an Incentive Stock Option only if the application of such provision maintains the treatment of such Incentive Stock Option as an Incentive Stock Option and (ii) the exercise period of an Incentive Stock Option in the event of a termination due to disability provided in Section 12(a)(3) above shall only apply if the participant’s disability satisfies the requirement of “permanent and total disability” as defined in Section 22(e)(3) of the Code.

f. For purposes of this Section 12, (i) if there is an employment agreement between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall have the same definition as the definition of “cause” contained in such employment agreement; or (ii) if “Cause” is not defined in such employment agreement or if there is no employment agreement between the participant and the Company or any of its Subsidiaries in effect, “Cause” shall include, but is not limited to:

(1) any willful and continuous neglect of or refusal to perform the employee’s duties or responsibilities with respect to the Company or any of its Subsidiaries, insubordination, dishonesty, gross neglect or willful malfeasance by the participant in the performance of such duties and responsibilities, or the willful taking of actions which materially impair the participant’s ability to perform such duties and responsibilities, or any serious violation of the rules or regulations of the Company;

(2) the violation of any local, state or federal criminal statute, including, without limitation, an act of dishonesty such as embezzlement, theft or larceny;

(3) intentional provision of services in competition with the Company or any of its Subsidiaries, or intentional disclosure to a competitor of the Company or any of its Subsidiaries of any confidential or proprietary information of the Company or any of its Subsidiaries; or

(4) any similar conduct, including, without limitation, disparagement of the Company or any of its Subsidiaries, by the participant with respect to which the Company determines in its discretion that the participant has terminated employment under circumstances such that the payment of any compensation attributable to any Award granted under the Plan would not be in the best interest of the Company or any of its Subsidiaries.

For purposes of this Section 12, the Committee shall have the authority to determine whether the “Cause” exists and whether subsequent actions on the part of the participant have cured the “Cause.”

13.    Transferability

Each Award granted under the Plan to a participant who is subject to restrictions on transferability and/or exercisability shall not be transferable otherwise than by will or the laws of descent and distribution and/or shall be exercisable, during the participant’s lifetime, only by the participant. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable in accordance with Section 12 above and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the Stock Option shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an Award (other than an Incentive Stock Option) may permit the transferability of such Award by a participant solely to members of the participant’s immediate family or trusts or family partnerships for the benefit of such persons, subject to any restriction included in the Award agreement.

14.    Other Provisions

Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options to assist the participant, excluding an executive officer or a director, in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of the Award, for the acceleration of exercisability or vesting of Awards in the event of the Change in Control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant’s employment, in addition to those specifically provided for under the Plan. In addition, except as otherwise provided herein (including, without limitation Section 21 hereof), a participant may defer receipt or payment of any Award granted under this Plan, in accord with the terms of any deferred compensation plan or arrangement of the Company. The Committee shall have the authority to retract any Award granted under the Plan in case of a material restatement of the financial statements of the Company or if it is otherwise determined by the Committee that the previously granted Award was not earned by the participant.

No shares of Stock shall be issued, delivered or transferred upon exercise or in payment of any Award granted hereunder unless and until all legal requirements applicable to the issuance, delivery or transfer of such shares have been complied with to the satisfaction of the Committee, and the Company, including, without limitation, compliance with the provisions of the Securities Act of 1933, the Exchange Act and the applicable requirements of the exchanges or trading markets on which the Company’s Stock may, at the time, be listed. The Committee and the Company shall have the right to condition any issuance of shares of Stock made to any participant hereunder on such participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee and/or the Company shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

15.    Fair Market Value

For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of Common Stock on the date of grant in the case of a Stock Option or date of reference for any other Award (or on the last preceding trading date if Common Stock was not traded on such date) if Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if Common Stock is not readily tradeable, the amount determined in good faith by the Committee as the fair market value of Common Stock in a manner that complies with section 409A of the Code, in the case of Non-Qualified Stock Options and section 421 and 422 of the Code in the case of Incentive Stock Options.

16.    Withholding

All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local or foreign tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan or a participant, it may require the participant receiving such Common Stock to remit to it or to the Subsidiary that employs such participant an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the Subsidiary employing the participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Subsidiary, as the case may be, to the participant receiving Common Stock, as the Committee shall prescribe. The Committee may, in its discretion, and subject to such rules as the Committee may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit a participant to pay all or a portion of the federal, state and local of foreign withholding taxes arising in connection with any Award consisting of shares of Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

17.    Tenure

A participant’s right, if any, to continue to serve the Company or any of its Subsidiaries as a non-employee director, executive officer, other employee, consultant or advisor or otherwise shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

18.    Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

19.    No Fractional Shares

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

20.    Duration, Amendment and Termination

No Award shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such participant under this Plan, or any other present or future plan of the Company; provided, however, that no such substitution shall result in the reduction of the exercise price of a previously granted Stock Option or other Award without stockholder approval. Notwithstanding the foregoing, no stockholder approval shall be required to reduce the exercise price of a previously granted Stock Option or other Award as a result of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, and such adjustment is made in order to prevent dilution or enlargement of rights of the holder of the Stock Option or other Award as provided in Section 10 hereof. The Board or the Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 20 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan or the maximum number of shares with respect to Stock Options and other Awards that may be granted to any individual under the Plan; (ii) modify the requirements as to eligibility for Awards under the Plan; or (iii) effect the repricing of Stock Options; provided, however, that no amendment may be made without approval of the stockholders of the Company if the amendment will disqualify any Incentive Stock Options granted hereunder.

21.    Compliance with Section 409A of the Code

The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code. Should any provision of the Plan, any Award agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Board, the Committee or other administrator of the Plan, and without the consent of the grantee or holder of the Award, in such manner as the Board, the Committee or other administrator of the Plan determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding the forgoing, no provision of the Plan, any Award agreement, or any other agreement or arrangement contemplated by the Plan shall be construed as a guarantee by the Company of any particular tax effect to grantees or holders of Awards. In any event, except as otherwise provided under the applicable Award agreement, the Company shall have no obligation to pay any applicable tax on income to grantees or holders of Awards.

22.    Governing Law.

This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the state of incorporation of the Company (regardless of the law that might otherwise govern under applicable principles of conflict of laws of the laws of the state of incorporation of the Company).

23.    Severability

In case any provision of this Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

24.    Effective Date

a. The 2009 Equity Incentive Plan was originally effective as of August 13, 2009, upon approval by an affirmative vote of the holders of a majority of the shares that were present in person or by proxy and entitled to vote at the 2009 Annual Meeting of Stockholders. This Amended and Restated 2009 Equity Incentive Plan shall be effective on the date on which the Amended and Restated 2009 Equity Incentive Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company (the “Effective Date”) and such approval of stockholders shall be a condition to the right of each participant to receive Awards under the Amended and Restated 2009 Equity Incentive Plan.

b. This Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

ICONIX BRAND GROUP, INC.

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE

As a stockholder of Iconix Brand Group, Inc., you have the option of voting  your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 14, 2012.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by Mail:
Call 1 (866) 894-0537
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.	Please mark your votes like this	☒

	FOR all nominees listed below (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below

1. Election of Directors:	☐	☐

01. Neil Cole, 02. Barry Emanuel, 03. Drew Cohen, 04. F. Peter Cuneo, 05. Mark Friedman, 06. James A. Marcum and 07. Laurence N. Charney

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below)

	FOR	AGAINST	ABSTAIN

2. Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2012.	☐	☐	☐

3. To approve the advisory resolution on executive compensation.	☐	☐	☐

4. To approve the Company’s Amended and Restated 2009 Equity Incentive Plan.	☐	☐	☐

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature, if held jointly	Date	, 2012.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held August 15, 2012.

The Proxy Statement and our 2011 Annual Report to Stockholders are

available at: http://www.cstproxy.com/iconixbrand/2012

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

PROXY

ICONIX BRAND GROUP, INC.

1450 BROADWAY, 3rd Floor

NEW YORK, NEW YORK 10018

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 15, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints NEIL COLE and WARREN CLAMEN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Iconix Brand Group, Inc. (the “Company”) on Wednesday, August 15, 2012, at the offices of the Company, 1450 Broadway, 4th Floor, New York, NY 10018 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters on the reverse side:

(Continued and to be dated and signed on reverse side)